Exhibit 10.1

AMENDMENT NO. 2 to Second Lien Seller Term Loan Credit Agreement

This AMENDMENT NO. 2 to SECOND LIEN SELLER TERM LOAN CREDIT AGREEMENT (this “Agreement”) dated as of September 23, 2024 (the “Amendment No. 2 Effective Date”), is among Forum Energy Technologies, Inc., a Delaware corporation (“Forum”), as borrower (in such capacity, the “Borrower”), the lenders identified on the signature pages hereof (together with their successors and permitted assigns, the “Lenders” and each, a “Lender”), Variperm Energy Services Partnership, an Alberta general partnership (“VES Partnership”), as existing administrative agent and collateral agent for each of the Lenders (in such capacities, the “Existing Agent”) and GLAS USA LLC as successor administrative agent and collateral agent (“Successor Agent”).
Recitals
A.    WHEREAS, the Borrower, the Lenders and the Existing Agent are parties to that certain Second Lien Seller Term Loan Credit Agreement dated as of January 4, 2024 (as amended by Amendment No. 1, dated as of April 10, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the execution hereof, the “Existing Term Loan Credit Agreement”; and the Existing Term Loan Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Agreement, the “Term Loan Credit Agreement”), pursuant to which the Lenders have made certain Loans available to and on behalf of the Borrower in order to finance the Sale;
B.     WHEREAS, in accordance with Section 15.9 of the Existing Term Loan Credit Agreement, the Existing Agent desires to resign as Agent under the Existing Term Loan Credit Agreement and the other Loan Documents and hereby gives notice of such resignation to the Lenders and the Borrower;
C.    WHEREAS, the Lenders party hereto constituting Supermajority Lenders and the Borrower desire to appoint GLAS USA LLC as Successor Agent under the Term Loan Credit Agreement and the other Loan Documents, and the Successor Agent wishes to accept such appointment (collectively, the “Agency Transfer”); and
D.    WHEREAS, the Borrower, the Lenders party hereto constituting Supermajority Lenders, the Existing Agent and the Successor Agent have agreed to amend the Existing Term Loan Credit Agreement in order to reflect the Agency Transfer and to amend certain other provisions on the terms and subject to the conditions set forth herein and in the Term Loan Credit Agreement.
E.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:
1.Defined Terms. Each capitalized term which is defined in the Term Loan Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed such term in the Term Loan Credit Agreement.
2.Amendments to Existing Term Loan Credit Agreement.
The Existing Term Loan Credit Agreement is hereby amended as set forth on Exhibit A to this Agreement. Language being inserted into the applicable section of the Existing Term Loan Credit

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Agreement is evidenced by bold double underline formatting (indicated textually in the same manner as the following example: double-underlined text). Language being deleted from the applicable section of the Existing Term Loan Credit Agreement is evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~stricken text~~).
3.Agency Resignation; Consent and Appointment.
(a)    Pursuant to Section 15.9 of the Existing Term Loan Credit Agreement (i) the Existing Agent hereby gives notice of its resignation as the Existing Agent to the Lenders and the Borrower and (ii) the Lenders party hereto, constituting the Supermajority Lenders under the Existing Term Loan Credit Agreement, hereby appoint the Successor Agent as sole and exclusive successor administrative agent and collateral agent and each of the Borrower and the Lenders party hereto hereby consents to such appointment, and the Successor Agent hereby accepts such appointment. The parties hereto hereby agree that, notwithstanding the foregoing or anything to the contrary in the Existing Term Loan Credit Agreement (including Section 15.9 of the Existing Term Loan Credit Agreement), all notice and time periods relating to the resignation and appointment of the foregoing set forth in the Existing Term Loan Credit Agreement are hereby waived.
(b)    As of the Amendment No. 2 Effective Date, the Successor Agent is hereby vested with all the rights, powers and privileges of the Agent, as defined and described in the Term Loan Credit Agreement and the other Loan Documents, and the Successor Agent assumes from and after the Amendment No. 2 Effective Date the obligations, responsibilities and duties of the Agent as defined and described in the Term Loan Credit Agreement and the other Loan Documents, in accordance with the terms of the Term Loan Credit Agreement and the other Loan Documents, and VES Partnership is discharged from all of its duties, responsibilities and obligations as the Existing Agent under the Term Loan Credit Agreement and the other Loan Documents (and such duties, responsibilities and obligations shall be terminated without any other or further act or deed on the part of VES Partnership or any of the other parties hereto; provided, that the Existing Agent shall retain all authority, property, rights, powers, privileges and immunities expressly provided herein or that otherwise survive in accordance with the express terms of the Loan Documents, including rights of reimbursement and indemnity rights), and nothing contained herein is intended to create any ongoing duty or obligation on the part of VES Partnership in its capacity as the Existing Agent, except as expressly provided herein. The parties hereto agree that after giving effect to VES Partnership’s resignation as the Existing Agent, the provisions of Section 15.3, Section 15.4 and Section 15.7 of the Existing Term Loan Credit Agreement shall continue in effect for the benefit of VES Partnership in its capacity as administrative agent and collateral agent, its sub-agents and their respective Agent-Related Persons in respect solely of any actions taken or omitted to be taken by any of them prior to the Amendment No. 2 Effective Date while VES Partnership was acting as the Existing Agent.
(c)    As of the Amendment No. 2 Effective Date, (i) the Lenders party hereto constituting Supermajority Lenders and the Borrower hereby waive any notice requirement provided for under Section 15.9 of the Existing Term Loan Credit Agreement in respect of such resignation or appointment; (ii) the Successor Agent shall bear no responsibility for any actions taken or omitted to be taken (A) prior to the Amendment No. 2 Effective Date or (B) by VES Partnership; (iii) VES Partnership shall bear no responsibility for any actions taken or omitted to be taken (A) on or after the Amendment No. 2 Effective Date or (B) by the Successor Agent; and (iv) the parties hereto authorize each of the Existing Agent and the Successor Agent (or their respective designees), with consent of the Borrower and at the Borrower’s expense, to file any Uniform Commercial Code or PPSA assignments or amendments with respect to the Uniform Commercial Code and PPSA financing statements, mortgages, and other filings in respect of the

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Collateral as the Successor Agent reasonably deems reasonably necessary or desirable to evidence or effect the Successor Agent’s succession as Agent under the Term Loan Credit Agreement and the other Loan Documents and in order to maintain perfected Liens on and security interests in the Collateral in favor of the Successor Agent for its benefit and the benefit of the Lender Group, and each party hereto hereby agrees to execute any documentation and to take such other actions as may reasonably be necessary and as may reasonably be requested to evidence the resignation and appointment described herein.
(d)    The parties hereto hereby confirm that the Successor Agent succeeds to the rights and obligations of the Existing Agent under and in connection with the Term Loan Credit Agreement and each of the other Loan Documents and becomes vested with all of the rights, powers, privileges and duties of the Agent under the Term Loan Credit Agreement and each of the other Loan Documents, and VES Partnership is discharged from all of its duties and obligations as the Existing Agent (except to the extent of any obligation expressly stated in the Existing Term Loan Credit Agreement or other Loan Documents as surviving any such resignation), in each case, as of the Amendment No. 2 Effective Date. The Successor Agent hereby acknowledges that (i) neither VES Partnership nor any of its Affiliates has made or shall be deemed to have made any representation or warranty to the Successor Agent and (ii) the Successor Agent has, independently and without reliance upon VES Partnership or any of its Affiliates, made its own decision to enter into this Agreement and the transactions contemplated hereby.
(e)    On and after the Amendment No. 2 Effective Date, all possessory collateral held by VES Partnership for the benefit of the Lender Group shall be deemed to be held by VES Partnership as agent and bailee for the Successor Agent for the benefit of the Lender Group until such time as such possessory collateral has been delivered to the Successor Agent. Without limiting the generality of the foregoing; (i) any reference to VES Partnership on any publicly or non-publicly filed document, to the extent such filing relates to the liens and security interests in the Collateral assigned hereby and until such filing is modified to reflect the interests of the Successor Agent, shall, with respect to such liens and security interests, constitute a reference to VES Partnership as collateral representative of the Successor Agent; (ii) any reference to VES Partnership as an insured or additional insured, loss payee, lender loss payee and/or mortgagee under any insurance required to be maintained pursuant to the Loan Documents shall, until the Successor Agent is substituted as an insured or additional insured, loss payee, lender loss payee and/or mortgagee thereunder, constitute a reference to VES Partnership as sub-agent of the Successor Agent; and (iii) any reference to VES Partnership in any pledge agreement, security agreement, mortgage, intellectual property security agreement, control agreement or other applicable Loan Document shall, until the Successor Agent is substituted thereunder (whether pursuant to this Agreement, by operation of law or, if required, by subsequent amendment, assignment, filing or other instrument), constitute a reference to VES Partnership as sub-agent of the Successor Agent; provided that, in each case of such clauses (i), (ii) and (iii), except as otherwise provided in this Agreement, the parties hereto agree that VES partnership’s role as such collateral representative shall impose no duties, obligations or liabilities on VES Partnership, and shall not impose any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Agent, the Supermajority Lenders or otherwise, and VES Partnership shall have the full benefit of the protective provisions of Section 15 of the Existing Term Loan Credit Agreement while serving in such capacity (but otherwise shall have no rights in any Collateral or Liens thereon).
(f)    On or promptly after the Amendment No. 2 Effective Date, VES Partnership shall, upon the Successor Agent’s or the Borrower’s reasonable request and at the Borrower’s expense, (A) deliver, or cause to be delivered, to the Successor Agent, all possessory Collateral, if any, in the possession of VES Partnership (and the Successor Agent agrees to take possession of any possessory Collateral

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delivered to the Successor Agent following the Amendment No. 2 Effective Date upon tender thereof by VES Partnership); and (B) execute and/or furnish all documents, agreements or instruments as may be reasonably requested by the Successor Agent and/or as reasonably necessary to transfer the rights and privileges of VES Partnership under the Loan Documents, in its capacity as the Existing Agent, to the Successor Agent. The Borrower hereby consents to all actions taken by VES Partnership and the Successor Agent pursuant to the immediately preceding sentence.
(g)    On or prior to the Amendment No. 2 Effective Date, VES Partnership shall deliver to the Successor Agent the Register maintained by VES Partnership pursuant to Section 13.1(h) of the Existing Term Loan Credit Agreement. Each of the parties hereto agrees that the Successor Agent may rely upon the Register and shall not incur any liability for relying upon the Register to the extent such Register proves to be incorrect in any respect.. The Register is delivered as is and without any liability or responsibility for its accuracy other than as may otherwise be provided in the Existing Term Loan Credit Agreement.
4.Acknowledgments Regarding the Successor Agent
4.1.1.    It is acknowledged and agreed by each of the parties hereto that each of GLAS USA LLC, in succeeding to the position of the administrative agent and collateral agent, under the Term Loan Credit Agreement and the other Loan Documents, (i) has undertaken no analysis of the Loan Documents or the Collateral, (ii) has not made an independent investigation as to the completeness or accuracy of the Schedules attached hereto and the information contained herein or therein, and may conclusively rely thereon for all purposes under the Term Loan Credit Agreement, (iii) has made no determination as to (x) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Loan Documents or (y) the accuracy of sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Loan Documents, (iv) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person, (v) may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon and (vi) may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Successor Agent shall be entitled to assume that, as of the Amendment No. 2 Effective Date, all Liens purported to be granted pursuant to the Loan Documents are valid and perfected Liens having the priority intended by the Lenders and the Loan Documents. Each of the parties hereto expressly agree and acknowledges that the Successor Agent is not assuming any liability in the capacities as the administrative agent or the collateral agent (i) under or related to the Loan Documents prior to the Amendment No. 2 Effective Date and (ii) for any and all claims under or related to the Loan Documents that may have arisen or accrued prior to the Amendment No. 2 Effective Date.
4.1.2.    It is acknowledged and agreed by each of the parties hereto that the Existing Agent (i) shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies under the Loan Documents) under the Loan Documents unless required by the Loan Documents (and may take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies under the Loan Documents) under the Loan Documents in its discretion if expressly requested in writing by the Successor Agent or as is otherwise permitted hereunder, including rights of reimbursement and indemnity rights) and any document, instrument or agreement to be furnished or executed by, or other action to be taken by,

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the Existing Agent shall be reasonably satisfactory to it, (ii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person, (iii) may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon and (iv) may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
5.Conditions Precedent to Effectiveness. This Agreement and the amendment set forth in Section 2 hereof, shall become effective immediately upon the Amendment No. 2 Effective Date when each of the following conditions shall first have been satisfied:
5.1.1.    each of the Borrower, the Existing Agent, the Successor Agent and the Lenders constituting Supermajority Lenders shall have executed and delivered this Agreement;
5.1.2.    the Successor Agent shall have received from the Borrower (i) a duly executed administrative agent and collateral agent fee letter (the “Agency Fee Letter”) and (ii) payment in immediately available funds of the fees due to it as of the Amendment No. 2 Effective Date under the Agency Fee Letter;
5.1.3.    the Successor Agent shall have confirmed in writing that it (or its counsel on its behalf) has received (i) copies of the Loan Documents described on Schedule 1 hereto and (ii) (or arrangements satisfactory to the Successor Agent have been made for the delivery of) the possessory collateral described on Schedule 2 hereto; and
5.1.4.the Successor Agent shall have prepared and furnished to the Existing Agent unrecorded copies of the Uniform Commercial Code and PSSA financing statements amendments, in form and substance satisfactory to the Existing Agent and the Borrower, indicating the succession of the Successor Agent as secured party of record on each effective Uniform Commercial Code and PPSA financing statement identified on Schedule 2 attached hereto by or on behalf of the Existing Agent against any Loan Party in connection with the Loan Documents.
6.Post-Closing Obligation. The Borrower shall deliver to Successor Agent on or before the date that is 30 days after the Amendment No. 2 Effective Date (or such later date as permitted by Successor Agent in its sole discretion) customary certificates of insurance evidencing insurance coverage as required by Section 5.6 of the Term Loan Credit Agreement and customary endorsements with respect to insurance policies under which such coverage is provided.
7.Miscellaneous.
7.1.Confirmation; Effect of this Agreement. Except as expressly set forth in Sections 2 and 3 hereof, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Existing Agent, the Successor Agent or the Lenders, as applicable, under the Existing Term Loan Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or other provisions contained in the Existing Term Loan Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is the express intent of the parties hereto that nothing contained herein shall be, nor shall be construed as, a substitution or novation of the Obligations under the Existing Term Loan Credit Agreement and the other Loan

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Documents, all of which are and shall remain in full force and effect as expressly amended hereby. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or other provisions contained in the Term Loan Credit Agreement or any other Loan Document in similar or different circumstances after the date hereof.
7.2.Ratification and Affirmation; Representations and Warranties. The Borrower (a) acknowledges the terms of this Agreement and the Existing Term Loan Credit Agreement as amended hereby, (b) represents and warrants to the Existing Agent, the Successor Agent and the Lenders that as of the Amendment No. 2 Effective Date, after giving effect to this Agreement: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing and (c) on behalf of each Loan Party, ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including its guarantee of the Obligations under the Guaranty and Security Agreement and each Lien granted by it to the Existing Agent for the benefit of the Lender Group) and agrees that each Loan Document remains in full force and effect as expressly amended hereby and grant of security interest by it as set forth in the Guaranty and Security Agreement and/or any other applicable Loan Documents continues to secure the obligations of the Loan Parties under the Term Loan Credit Agreement.
7.3.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. Article 12 of the Term Loan Credit Agreement shall apply to this Agreement, mutatis mutandis.
7.4.Severability of Provisions. Section 17.4 of the Term Loan Credit Agreement shall apply to this Agreement, mutatis mutandis.
7.5.Counterparts; Electronic Execution. Section 17.7 of the Term Loan Credit Agreement shall apply to this Agreement, mutatis mutandis.
7.6.No Oral Agreement. Section 17.12 of the Term Loan Credit Agreement shall apply to this Agreement, mutatis mutandis.
7.7.Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 13.2 of the Term Loan Credit Agreement.
7.8.Loan Documents. This Agreement is a Loan Document.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Amendment No. 2 Effective Date.

BORROWER:	FORUM ENERGY TECHNOLOGIES, INC.
	By:	/s/ Neal Lux
	Name:	Neal Lux
	Title:	President and CEO

[Signature Page to Amendment No. 2 to Second Lien Term Loan Credit Agreement]

VARIPERM ENERGY SERVICES PARTNERSHIP, BY ITS BOARD OF REPRESENTATIVES, as Existing Agent

By:	/s/ Deviyani Misra-Godwin
Name:	Deviyani Misra-Godwin
Title:	Board Representative

[Signature Page to Amendment No. 2 to Second Lien Term Loan Credit Agreement]

GLAS USA LLC, as Successor Agent

By:	/s/ Robert Preschler
Name:	Robert Preschler
Title:	Vice President

[Signature Page to Amendment No. 2 to Second Lien Term Loan Credit Agreement]

CROSSINGBRIDGE LOW DURATION HIGH YIELD FUND, as a Lender

By: /s/ David K. Sherman
Name: David K. Sherman
Title: Authorized Agent as Investment Adviser

CBDD INVESTMENTS, LLC,
as a Lender

By: /s/ Kevin Whelan
Name: Kevin Whelan
Title: CFO

RIVERPARK STRATEGIC INCOME FUND,
as a Lender

By: /s/ David K. Sherman
Name: David K. Sherman
Title: Authorized Agent as Investment Adviser

NATIONWIDE MUTUAL INSURANCE COMPANY,
as a Lender

By: /s/ Nick Meusch
Name: Nick Meusch
Title Authorized Signatory

CROSSINGBRIDGE ULTRA SHORT DURATION FUND,
as a Lender

By: /s/ David K. Sherman
Name: David K. Sherman
Title: Authorized Agent as Investment Adviser

CROSSINGBRIDGE RESPONSIBLE CREDIT FUND,
as a Lender

By: /s/ David K. Sherman
Name: David K. Sherman
Title: Authorized Agent as Investment Adviser

[Signature Page to Amendment No. 2 to Second Lien Term Loan Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender By: /s/ Dan Martis Name: Dan Martis Title: Authorized Signatory

MRP TRADING II A, LLC, as a Lender

By:	/s/ Jim Musel
Name: Title:	Jim Musel Authorized Signer

MRP SMA III, LP, as a Lender By: /s/ Jim Musel Name: Jim Musel Title: Authorized Signer

JOSEPH & DIANE STEINBERG 1992 CHARITABLE TRUST, as a Lender By: /s/ David K. Sherman Name: David K. Sherman Title: Authorized Agent as Investment Adviser

JSS-COH LLC, as a Lender By: /s/ David K. Sherman Name: David K. Sherman Title: Authorized Agent as Investment Adviser

[Signature Page to Amendment No. 2 to Second Lien Term Loan Credit Agreement]

ELISE ROBERTSON, as a Lender

By:	/s/ Elise Robertson
Name:	Elise Robertson

CATHY CAMERON, as a Lender

By:	/s/ Cathy Cameron
Name:	Cathy Cameron

COLBY SUTTON, as a Lender

By:	/s/ Colby Sutton
Name:	Colby Sutton
TIM OTTENHOFF, as a Lender

By:	/s/ Tim Ottenhoff
Name:	Tim Ottenhoff

COLIN MATTHEWS, as a Lender

By:	/s/ Colin Matthews
Name:	Colin Matthews

DA ZHU, as a Lender

By:	/s/ Da Zhu
Name:	Da Zhu

MICHAEL MA,
as a Lender

By:	/s/ Michael Ma
Name:	Michael Ma

[Signature Page to Amendment No. 2 to Second Lien Term Loan Credit Agreement]

SCHEDULE 1

Existing Loan Documents

Credit Agreement and Amendments
1.Second Lien Seller Term Loan Credit Agreement
2.Amendment No. 1 to Second Lien Seller Term Loan Credit Agreement

Security Documents
1.Second Lien Guaranty and Security Agreement
2.Second Lien Canadian Guarantee and Security Agreement
3.Canadian Patent Security Agreement
4.Patent Security Agreement
5.Trademark Security Agreement
6.Canadian Trademark Security Agreement
7.Second Lien Deed of Trust and Security Agreement
8.Intercreditor Agreement
9.Amended and Restated Intercreditor Agreement

SCHEDULE 2

Possessory Collateral and Security Filings

Certificated Equity Interests

Grantor	Issuer	Certificate Number	Number of Shares/Units	Stock Power
Grantor	Issuer	Certificate Number	Number of Shares/Units	Stock Power
Forum Canada ULC (as transferred on January 4, 2024 by Variperm Services Partnership)	Variperm Holdings Ltd.	A-2	3,150,001	100%
Forum Canada ULC (as transferred on January 4, 2024 by Slotting Remainco Limited Partnership)	Variperm Holdings Ltd.	B-3	2,683,334	100%
Forum Canada ULC (as transferred on January 4, 2024 by Jamie Olson)	Variperm Holdings Ltd.	C1	3,125	100%
Forum Canada ULC (as transferred on January 4, 2024 by Elise Robertson)	Variperm Holdings Ltd.	C2	1,250	100%
Forum Canada ULC (as transferred on January 4, 2024 by Jamie Olson)	Variperm Holdings Ltd.	C3	3,125	100%
Elise Robertson	Variperm Holdings Ltd.	C4	1,250	100%
Forum Canada ULC (as transferred on January 4, 2024 by Jamie Olson)	Variperm Holdings Ltd.	C-5	6,250	100%

Forum Canada ULC (as transferred on January 4, 2024 by Elise Robertson)	Variperm Holdings Ltd.	C-6	2,500	100%
Variperm Holdings Ltd.	2357835 Alberta Ltd.	A-1	100	100%
Variperm Holdings Ltd.	Variperm Energy Services Inc.	A-3	3,150,001	100%
Variperm Holdings Ltd.	Variperm Energy Services Inc.	B-3	2,607,628	100%

Pledged Debt Securities

1.None.

UCC-1 and PPSA Financing Statements

UCC-1 Financing Statements

Debtor Name	Filing State/Office	General Description of Collateral	File Date	File Number
FET Holdings, LLC	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121341
Forum Global Tubing LLC	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121762
Forum Global Tubing LP	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120350
Forum Global Holdings, LLC	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121713
Forum Energy Technologies, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121580
Forum Energy Services, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121465

Z Resources, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121028
Houston Global Heat Transfer LLC	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120806
Z Exploration, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120970
Pacific Perforating, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120889
ZY-Tech Global Industries, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0121135
Global Tubing, LLC	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120723
Forum International Holdings, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120434

Global Flow Technologies, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120616
Forum US, Inc.	Delaware	All assets of Debtor, whether now owned or hereafter acquired, and wherever located.	01/05/2024	2024 0120566

PPSA Financing Statements

Debtor Name	Filing State/Office	General Description of Collateral	File Date	File Number
1.Forum Canada ULC 2.GT Coiled Tubing of Canada ULC 3.Pro-Tech Valve Sales Inc. 4. 2357835 Alberta Ltd. 5.Global Heat Transfer ULC 6.Variperm Holdings Ltd. 7.Variperm Energy Services Inc.	Alberta	All of the Debtors’ present and after-acquired personal property	01/02/2024	24010214094
1.Forum Canada ULC 2.GT Coiled Tubing of Canada ULC 3.Pro-Tech Valve Sales Inc.	Ontario	General Collateral Description	01/02/2024 amended on 01/04/2024	501624324 Reg. No. 20240102 1246 1590 4785, as amended by Reg. No. 20240104 1356 1590 5180
1.Forum Canada ULC 2.GT Coiled Tubing of Canada ULC 3.Pro-Tech Valve Sales Inc.	Nova Scotia	All of the Debtors’ present and after-acquired personal property	01/02/2024 amended on 01/04/2024	38922316 as amended by 38933297
1. 2357835 Alberta Ltd. 2.Variperm Holdings Ltd. 3.Variperm Energy Services Inc.	Saskatchewan	All of the Debtors’ present and after-acquired personal property	01/02/2024 amended on 01/04/2024	302502654

Exhibit A

Term Loan Credit Agreement

[See attached]

FORUM ENERGY TECHNOLOGIES, INC.

Second Lien Seller Term Loan Credit Agreement

DATED AS OF JANUARY 4, 2024

Page
1.1    Definitions    1
1.2    Accounting Terms    37
1.3    Code; PPSA    38
1.4    Construction    38
1.5    Time References    39
1.6    Schedules and Exhibits    39
1.7    Currencies    39
1.8    Quebec Interpretation    39
1.9    Divisions    40
1.10    [Reserved]    40
2.    LOANS AND TERMS OF PAYMENT.    40
2.1    Loans    40
2.2    Borrowing Procedures    40
2.3    Payments; Prepayments    41
2.4    Promise to Pay; Promissory Notes    44
2.5    Interest Rates: Rates, Payments, and Calculations    44
2.6    Crediting Payments    45
2.7    [Reserved]    46
2.8    [Reserved].    46
2.9    Fees    46
2.10    [Reserved]    46
2.11    [Reserved]    46
2.12    [Reserved]    46
2.13    [Reserved]    46
2.14    [Reserved]    46
2.15    [Reserved]    46
2.16    Currencies    46
3.    CONDITIONS; TERM OF AGREEMENT.    46
3.1    Conditions Precedent to the Initial Extension of Credit    47
3.2    [Reserved]    48
3.3    [Reserved]    48
3.4    Effect of Maturity    48
3.5    Early Termination by Borrower    49
3.6    [Reserved]    49
4.    REPRESENTATIONS AND WARRANTIES.    49
4.1    Due Organization and Qualification; Subsidiaries    49
4.2    Due Authorization; No Conflict    49
4.3    Governmental Consents    50
4.4    Binding Obligations; Perfected Liens    50
4.5    Title to Assets; No Encumbrances    50
4.6    Litigation    51
4.7    Compliance with Laws    51
4.8    No Material Adverse Effect    51
4.9    Solvency    51
4861-2634-4067v.114861-2634-4067v.10    -i-

(continued)
Page
4.10    Employee Benefits    51
4.11    Environmental Condition    52
4.12    Complete Disclosure    53
4.13    Patriot Act; Canadian AML and Anti-Terrorism Laws    53
4.14    Indebtedness    53
4.15    Payment of Taxes    53
4.16    Margin Stock    53
4.17    Governmental Regulation    53
4.18    OFAC; Sanctions; Procedures    54
4.19    Employee and Labor Matters    54
4.20    Material Canadian Real Property    54
4.21    Leases    54
4.22    [Reserved]    54
4.23    [Reserved]    54
4.24    [Reserved]    55
4.25    [Reserved]    55
4.26    [Reserved]    55
5.    AFFIRMATIVE COVENANTS.    55
5.1    Financial Statements, Reports, Certificates    55
5.2    [Reserved]    55
5.3    Existence    55
5.4    Maintenance of Properties    55
5.5    Taxes    55
5.6    Insurance    55
5.7    Inspection    56
5.8    Compliance with Laws    56
5.9    Environmental    56
5.10    Disclosure Updates    57
5.11    Formation of Subsidiaries; Designation    57
5.12    Further Assurances    59
5.13    [Reserved]    60
5.14    Chief Executive Office    60
5.15    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    60
5.16    Canadian Compliance    60
5.17    Compliance with ERISA and the IRC    61
5.18    [Reserved]    62
5.19    Post-Closing Undertakings    62
6.    NEGATIVE COVENANTS.    62
6.1    Indebtedness    62
6.2    Liens    62
6.3    Restrictions on Fundamental Changes    62
6.4    Disposal of Assets    63
6.5    Nature of Business    63
6.6    Prepayments and Amendments    63
6.7    Restricted Payments    63
    -ii-

(continued)
Page
6.8    Accounting Methods    64
6.9    Investments    64
6.10    Transactions with Affiliates    64
6.11    Use of Proceeds    65
6.12    Limitation on Issuance of Equity Interests    65
6.13    Material Canadian Real Property    65
6.14    Immaterial Subsidiaries    65
6.15    Employee Benefits    65
6.16    Canadian Employee Benefits    66
6.17    [Reserved]    66
6.18    Anti-Layering    66
7.    FINANCIAL COVENANTS.    67
8.    EVENTS OF DEFAULT.    67
8.1    Payments    67
8.2    Covenants    67
8.3    Judgments    68
8.4    Voluntary Bankruptcy, etc    68
8.5    Involuntary Bankruptcy, etc    68
8.6    Default Under Other Agreements    68
8.7    Representations, etc    68
8.8    Guaranty    69
8.9    Security Documents    69
8.10    Loan Documents    69
8.11    Change of Control    69
8.12    ERISA    69
8.13    Intercreditor Agreements    69
9.    RIGHTS AND REMEDIES.    69
9.1    Rights and Remedies    69
9.2    Remedies Cumulative    70
10.    WAIVERS; INDEMNIFICATION.    70
10.1    Demand; Protest; etc    70
10.2    The Lender Group’s Liability for Collateral    70
10.3    Indemnification    70
11.    NOTICES.    71
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.    72
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.    74
13.1    Assignments and Participations    74
13.2    Successors    78
13.3    Intercreditor Matters    78
    -iii-

(continued)
Page
14.    AMENDMENTS; WAIVERS.    78
14.1    Amendments and Waivers    78
14.2    [Reserved]    80
14.3    No Waivers; Cumulative Remedies    80
15.    AGENT; THE LENDER GROUP.    80
15.1    Appointment and Authorization of Agent    80
15.2    Delegation of Duties    81
15.3    Liability of Agent    81
15.4    Reliance by Agent    81
15.5    Notice of Default or Event of Default    81
15.6    Credit Decision    82
15.7    Costs and Expenses; Indemnification    82
15.8    Agent in Individual Capacity    83
15.9    Successor Agent    83
15.10    Lender in Individual Capacity    83
15.11    Collateral Matters    84
15.12    Restrictions on Actions by Lenders; Sharing of Payments    85
15.13    Agency for Perfection    85
15.14    Payments by Agent to the Lenders    86
15.15    Concerning the Collateral and Related Loan Documents    86
15.16    No Risk of Funds    86
15.17    Several Obligations; No Liability    86
15.18    Communications    86
15.19    Quebec Security    87
15.20    Erroneous Payments.    87
16.    WITHHOLDING TAXES.    90
16.1    Payments    90
16.2    Exemptions    90
16.3    Reductions    92
16.4    Refunds    92
17.    GENERAL PROVISIONS.    92
17.1    Effectiveness    92
17.2    Section Headings    92
17.3    Interpretation    92
17.4    Severability of Provisions    93
17.5    [Reserved]    93
17.6    Debtor-Creditor Relationship    93
17.7    Counterparts; Electronic Execution    93
17.8    Revival and Reinstatement of Obligations; Certain Waivers    93
17.9    [Reserved]    94
17.10    Survival    94
17.11    Patriot Act; Due Diligence    94
17.12    Integration    94
17.13    [Reserved]    94
    -iv-

(continued)
Page
17.14    Judgment Currency    94
17.15    [Reserved]    95
17.16    [Reserved]    95
17.17    Certain ERISA Matters    95
17.18    Force Majeure    96
17.19    [Reserved]    96

    -v-

EXHIBITS AND SCHEDULES
Exhibit A-1    Form of Assignment and Acceptance
Exhibit C-1    Form of Compliance Certificate

Schedule A-1    Authorized Persons
Schedule C-1    Allocations
Schedule P-1    Permitted Investments
Schedule P-2    Permitted Liens
Schedule 4.1(c)    Capitalization of Borrower’s Subsidiaries
Schedule 4.1(d)            Subscriptions, Options, Warrants, Calls
Schedule 4.10            Employee Benefits
Schedule 4.11    Environmental Matters
Schedule 4.14    Permitted Indebtedness
Schedule 5.19    Post-Closing Undertaking
Schedule 6.5            Nature of Business

    -vi-

SECOND LIEN SELLER TERM LOAN CREDIT AGREEMENT
THIS SECOND LIEN SELLER TERM LOAN CREDIT AGREEMENT, is entered into as of January 4, 2024 (as amended by Amendment No. 1, dated as of April 10, 2024, and Amendment No. 2, dated as of September 23, 2024, and together with any other amendments, restatements, amendments and restatements, supplements or other modifications, the “Agreement”), by and among Forum Energy Technologies, Inc., a Delaware corporation (the “Borrower”), the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), GLAS USA LLC, a New Jersey limited liability company, as administrative agent and collateral agent (in such capacities, the “Agent”), as successor administrative agent and collateral agent to Variperm Energy Services Partnership, an Alberta general partnership (the “Existing Agent”).
The parties agree as follows:
1.    DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. As used in this Agreement, the following terms shall have the following definitions:
“ABL Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent under the ABL Credit Agreement, and its permitted successors and assigns.
“ABL Closing Date” means October 30, 2017.
“ABL Collateral” has the meaning provided for in the ABL Intercreditor Agreement.
“ABL Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of the ABL Closing Date as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of February 3, 2020, that certain Amendment No. 2 to Third Amended and Restated Credit Agreement and Amendment No. 1 to each Guaranty and Security Agreement dated as of July 24, 2020, that certain Master Assignment Agreement and Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of September 8, 2021, that certain Amendment No. 4 to Third Amended and Restated Credit Agreement dated as of April 1, 2023, that certain Master Assignment Agreement and Amendment No. 5 to Third Amended and Restated Credit Agreement dated as of November 1, 2023 and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, by and among the ABL Administrative Agent, the lenders party thereto from time to time, the Borrower, the other borrower parties party thereto from time to time and the other parties party thereto from time to time.
“ABL Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, among the Agent, the ABL Agent, the Notes Collateral Agent, the Loan Parties and any other Person that may become party thereto from time to time, as such agreement may be amended, restated, supplemented, replaced or otherwise modified in accordance with the terms thereof and this Agreement.
“ABL Loan Documents” has the meaning ascribed to the term “Loan Documents” in the ABL Credit Agreement.

“ABL Obligations” has the meaning ascribed to the term “Obligations” in the ABL Credit Agreement.
“Account” means an account (as that term is defined in the Code or to the extent applicable, the PPSA).
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is not recourse to any Loan Party or any Restricted Subsidiary of any Loan Party prior to the date of such Permitted Acquisition, (b) is not secured by a Lien on any Collateral (other than such Liens which rank junior to the Liens encumbering Collateral that secures the Obligations and which are subject to a customary intercreditor agreement in form and substance reasonably acceptable to Agent and the Borrower), (c) was in existence prior to the date of such Permitted Acquisition, and (d) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Restricted Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Restricted Subsidiaries of all of the Equity Interests of any other Person.
“Activation Instruction” has the meaning specified therefor in Section 6.17(b) of this Agreement.
“Additional Documents” has the meaning specified therefor in Section 5.12(a) of this Agreement.
“Affiliate” means, as applied to any Person, any other Person who Controls, is Controlled by, or is under common Control with, such Person; provided, that for purposes of the definition of Specified Affiliate and Section 6.10 of this Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to this Agreement.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Agent’s Liens” means the Liens granted by each Loan Party or its Restricted Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means this Second Lien Seller Term Loan Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including the Canadian Anti-Money Laundering & Anti-Terrorism Legislation.
“Applicable Rate” means (a) from the Closing Date to (but excluding) the first anniversary of the Closing Date, 11.0% per annum, (b) from the first anniversary of the Closing Date to (but excluding) the second anniversary of the Closing Date, 17.0% per annum, and (c) from the second anniversary of the Closing Date to (but excluding) the third anniversary of the Closing Date, 17.5% per annum.
“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Supermajority Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(iii) of this Agreement.
“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.
“Authorized Person” means any one of the individuals identified as an officer of Borrower on Schedule A-1 to this Agreement, or any other individual identified by Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to this Agreement.
“Borrower Materials” means materials or information provided by or on behalf of Borrower to Agent or its Affiliates.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed.
“Canadian Acquisition” means the Acquisition by Forum Canada ULC, an Alberta unlimited liability company (“Forum Canada”) of all the issued and outstanding Equity Interests in Variperm Holdings Ltd., an Alberta corporation (“Variperm”), and its Subsidiaries pursuant to the Canadian Acquisition Agreement.
“Canadian Acquisition Agreement” means that certain Stock Purchase Agreement dated as of November 1, 2023 among Variperm, as the acquired entity, VES Partnership, Jamie Olson, Elise Robertson, and Slotting RemainCo Limited Partnership, an Alberta limited partnership (“Slotting RemainCo”) (together with VES Partnership, Jamie Olson and Elise Robertson, collectively, the “Canadian Sellers”), as sellers, Borrower, and Forum Canada, as buyer, as amended or otherwise modified with the consent of the ABL Administrative Agent.
“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, (Canada), The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, (Canada) and the United Nations Act, (Canada), together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act (Canada) and any similar Canadian legislation in effect from time to time.
“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act.
“Canadian Dollars” or “Cdn $” means the lawful currency of Canada, as in effect from time to time.
“Canadian Loan Party” means the Guarantors that are Subsidiaries of the Borrower organized or domiciled under the laws of Canada or any territory or province thereof.
“Canadian Multi-Employer Plan” means a “multi-employer pension plan”, as such term is defined under the Pension Benefits Act (Ontario), under which a Canadian Loan Party is required to contribute pursuant to a collective bargaining agreement and under which (i) the sole obligation of the Canadian Loan Party is to make the contributions specified in the applicable collective bargaining agreement, and (ii) the Canadian Loan Party has no liability relating to any past or future withdrawals from the plan.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to, or to which there is or may be an obligation to contribute by a Loan Party or a Restricted Subsidiary thereof, for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Priority Payables Reserves” means reserves for: (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which such Canadian Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services taxes, harmonized sales taxes, other sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers’ compensation or employment insurance; (iii) federal Canada Pension Plan and other statutory Pension Plan contributions; (iv) vacation or holiday pay; and (v) other like charges and demands, in each case, to the extent that any Governmental Authority or other Person may claim a Lien, trust, deemed trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of which a Lien, trust or deemed trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unpaid or unremitted pension plan contributions, including normal cost contributions, special payments and, without duplication, amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to a Canadian Pension Plan, or (iii) which are secured by a Lien, charge, right or claim on any Collateral (other than Permitted Liens that do not have priority over Agent’s Liens); in each case, pursuant to any applicable law, rule or regulation and which such lien, trust, deemed trust, pledge, charge, right or claim ranks in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as certain claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Program Act (Canada)); in each case net of the aggregate amount of all restricted cash held or set aside for the payment of such obligations.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Restricted Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Permitted Acquisitions, and (c) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Loan Party or any of its Affiliates).
“Capital Lease” means, subject to Section 1.2, a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Cash Equivalents” means the following, whether denominated in Canadian Dollars or US Dollars: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States or by, or unconditionally guaranteed by, the government of Canada or issued by any agency thereof and backed by the full faith and credit of Canada, in each case maturing within 1 year from the date of acquisition thereof (b) marketable direct obligations issued or fully guaranteed by any state of the United States or province of Canada or any political subdivision of any such state, territory or province or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than

270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or a bank organized under the laws of Canada, or any United States or Canadian branch of a foreign bank, in each case having at the date of acquisition thereof combined capital and surplus of not less $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof or the laws of Canada so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation or the Canadian Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.
“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the IRC.
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders (collectively a “Control Group”) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that after giving effect to the conversion of the Secured Notes held by such Control Group into common Equity Interests of the Borrower in accordance with the terms of the Secured Notes Documents as in effect on the Closing Date, such Control Group may be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire pursuant to any option right), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right),
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)    the occurrence of any “change of control” or “change in control”, however defined, under Other Debt Documents evidencing Indebtedness in an aggregate outstanding principal amount equal to or greater than $25,000,000.
“Closing Date” means the date on which all conditions precedent set forth in Section 3.1 have been satisfied or waived.
“Code” means the New York Uniform Commercial Code, as in effect from time to time.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Restricted Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and Tax refunds).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of Borrower to Agent.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise, and the terms “Controlled by” or “under common Control with” shall have the correlative meanings.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Restricted Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
“Controlled Accounts” has the has the meaning specified therefor in Section 6.17(b) of this Agreement.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Deposit Account” means any deposit account (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Disposition” means the sale, transfer, license, lease, farm-out, exchange or other disposition (including any Sale and Lease-Bank Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, or any notes or accounts receivable or any rights and claims associated therewith, and “Dispose” has the correlative meaning thereto.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if any such Equity Interest is issued pursuant to a plan for the benefit of the employees, directors, officers, managers or consultants of the Borrower or any Restricted Subsidiary or by any such plan to such Persons, such Equity Interest shall not be regarded as an Equity Interest constituting a Disqualified Equity Interest solely because it may be required to be repurchased by Borrower or its Restricted Subsidiaries in order to satisfy applicable employment or regulatory obligations.
“Domestic Cash” means cash deposited in a deposit account of a Loan Party that is (a) located in the United States and (b) subject to a Control Agreement.
“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.
“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, for any period and for the Borrower and its consolidated Restricted Subsidiaries, without duplication, (a) the Borrower’s consolidated Net Income for such period (it being understood that no amounts of the Unrestricted Subsidiaries’ or any Joint Ventures’ Net Income shall be taken into account in calculating EBITDA other than to the extent provided in clause (c) below), plus (b) to the extent deducted in determining consolidated Net Income for such period, Interest Expense, taxes, depreciation, amortization, depletion, and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815) for such period, plus (c) Net Income of Unrestricted Subsidiaries and Joint Ventures but to the extent and only to the extent the amount thereof is distributed as cash dividends to the Restricted Subsidiaries during such period, plus (d) to the extent deducted in determining consolidated Net Income for such period, non-recurring restructuring expenses incurred during such period consisting of severance costs, costs associated with office or plant closings and consolidation or relocation fees for such period; provided that the aggregate amount of such expenses shall not exceed $7,500,000 in the aggregate for any four-Fiscal Quarter period, plus (e) to the extent deducted in determining consolidated Net Income for such period, any non-recurring charges incurred during such period in connection with Permitted Acquisitions consisting of excess compensation of prior officers of the acquired Person; provided that the aggregate amount of such charges may not exceed $2,500,000 for any four-Fiscal Quarter period unless otherwise agreed to by the Agent, plus (f) to the extent deducted in determining consolidated Net Income for such period, other reasonable non-recurring cash charges and expenses incurred in connection with Permitted Acquisitions during such period in an amount not to exceed such amount as agreed to between the Agent and the Borrower (except that such amount shall not exceed $7,500,000, not including transaction expenses) for any four-Fiscal Quarter period, minus (g) all non-cash items of income which were included in determining such consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDA shall be subject to pro forma adjustments for Acquisitions and non-ordinary course sale, transfer, or other disposition of assets, in any event, assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC or in a manner otherwise reasonably acceptable to the Agent.
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of the Borrower, any Restricted Subsidiary of the Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by the Borrower, any Restricted Subsidiary of the Borrower, or any of their predecessors in interest.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Restricted Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
“Equipment” means equipment (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Restricted Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Restricted Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Restricted Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Restricted Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Restricted Subsidiaries under IRC Section 414(o).
“Erroneous Payment” has the meaning specified therefor in Section 15.20(a).
“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 15.20(d)(i).
“Erroneous Payment Impacted Class” has the meaning specified therefor in Section 15.20(d)(i).
“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 15.20(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning specified therefor in Section 15.20(e).
“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.
“Excess Availability” has the meaning specified therefor in the ABL Credit Agreement as in effect on the Closing Date.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Excluded Accounts” means deposit or securities accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes.
“Excluded Subsidiary (Canadian)” means (a) Immaterial Subsidiaries, (b) any Foreign Subsidiary that is not domiciled in Canada or any province or territory thereof, (c) any Restricted Subsidiary of a Canadian Loan Party to the extent that the burden or cost (including any potential Tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrower and Agent, (d) any Subsidiary of a Loan Party that is not Wholly-Owned, and (e) any Unrestricted Subsidiary; provided, that no Person which has guaranteed or is otherwise liable for any Other Debt shall be an Excluded Subsidiary (Canadian).
“Excluded Subsidiary (US)” means (a) Immaterial Subsidiaries, (b) any Restricted Subsidiary of a US Loan Party to the extent that the burden or cost (including any potential Tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrower and Agent, (c) any Foreign Subsidiary of a Loan Party that is a CFC, (d) any Subsidiary of a Loan Party that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC, (e) any Subsidiary of a Loan Party that is not Wholly-Owned, and (f) any Unrestricted Subsidiary; provided, that no Person which has guaranteed or is otherwise liable for any Other Debt shall be an Excluded Subsidiary (US).
“Excluded Taxes” means (a) any Tax imposed on the net or overall gross income or net or overall gross profits of any Lender (including any branch profits, capital, franchise or similar Taxes), in each case (i) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s principal office is located in or (ii) that are Other Connection Taxes, (b) any Tax that would not have been imposed but for a Lender’s failure or inability to comply with the requirements of Section 16.2 of this Agreement, (c) any United States federal or Canadian withholding Taxes that would be imposed on amounts payable to a Lender based upon the applicable withholding rate in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding Taxes that may be imposed after the time such Lender becomes a party to this Agreement (or designates a new lending office), as a result of any Change in Law, (d) any United States federal withholding Taxes imposed under FATCA and (e) any Tax pursuant to Part XIII of the Income Tax Act (and any corresponding provisions of any applicable provincial tax legislation) or any successor provisions thereto as a result of any Person (i) not dealing at arm’s length for purposes of the Income Tax

Act with a Loan Party or (ii) being a “specified non-shareholder shareholder”, or not dealing at arm’s length for purposes of the Income Tax Act with a “specified shareholder”, in each case for purposes of subsection 18(5) of the Income Tax Act, of a Loan Party.
“Existing Agent” has the meaning specified therefor in the preamble to this Agreement.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal fund effective rate; provide that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on December 31 of each calendar year.
“Fixed Charges” means, with respect to any fiscal period and with respect to Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period (other than Earn-Outs), and (c) all Restricted Payments paid in cash during such period.
“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus all federal, state, provincial and local income Taxes required to be paid during such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period plus all cash refunds for federal, state, provincial and local income Taxes received after the Closing Date and during such period plus the lesser of (x) Growth Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (y) $5,000,000, to (b) Fixed Charges for such period; provided that, in any event, EBITDA, Unfinanced Capital Expenditures and Fixed Charges attributable to Restricted Subsidiaries that are not Loan Parties shall not constitute more than 15% of such respective amounts.

For the purposes of calculating Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.
“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary Holding Company” or “FSHCO” means any direct or indirect Domestic Subsidiary that is a Restricted Subsidiary substantially all of the assets of which consist, directly or indirectly, of Equity Interests in one or more CFCs.
“Funded Indebtedness” means, as of any time of determination, all Indebtedness for borrowed money or letters of credit of Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to the Loan Parties and their Restricted Subsidiaries and the amount of their Capitalized Lease Obligations.
“Funding Date” as the meaning specified therefor in Section 2.2(a) of this Agreement..
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Growth Capital Expenditure” means, for the Borrower and its consolidated Restricted Subsidiaries, all Capital Expenditures consisting of spending for new assets, expansion or the enhancement of existing assets but only to the extent such spending generates new revenue or costs savings and is not addressing wear and tear of existing assets.
“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including Borrower and any Person that is a “Guarantor” under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.
“Guaranty and Security Agreement” means (a) a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the US Loan Parties to Agent which secures and guarantees the Obligations, and (b) a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent which secures and guarantees the Obligations.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Immaterial Subsidiary” means each Subsidiary of the Borrower that is not a Material Subsidiary.
“Income Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended.
“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.
“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Insolvency Laws” means, collectively, (i) the Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) corporate statutes where such statute is used by a Person to propose an arrangement involving the compromise of the claims of creditors; and (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any Insolvency Law or under any other provincial, state or federal bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.
“Intercompany Subordination Agreement” means an intercompany subordination agreement executed and delivered by each Loan Party and each of its Restricted Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.
“Intercreditor Agreements” means, collectively, (a) the ABL Intercreditor Agreement and (b) the Notes Intercreditor Agreement.
“Interest Expense” means, for any period and with respect to any Person, total cash interest expense net of gross interest income of Borrower and its Restricted Subsidiaries, letter of credit fees and other fees and expenses incurred by such Person in connection with any Indebtedness for such period whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Obligations, and net costs under Hedge Agreements entered into addressing interest rates, all as determined in conformity with GAAP; provided that, no amounts of the Unrestricted Subsidiaries’ Interest Expense shall be taken into account in calculating the Borrower’s consolidated Interest Expense.
“Interest Payment Date” means (a) the last day of each Interest Period and (b) the Maturity Date.
“Interest Period” means (a) with respect to the first Interest Period for the Loans, the period commencing on the Closing Date and ending on the next Quarterly Date, and (b) thereafter, the period commencing on the last Business Day of the previous Interest Period and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made.
“Inventory” means inventory (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“Joint Venture” means, with respect to any Person (the “holder”) at any date, any incorporated, formed or organized corporation, limited liability company, partnership, association or other entity, a less than a majority of whose outstanding voting Equity Interests shall at any time be owned by the holder or one or more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein to any “Joint Venture” or “Joint Ventures” means a Joint Venture or Joint Ventures of the Borrower.
“Lender” has the meaning set forth in the preamble to this Agreement, shall include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.
“Lender Group” means each of the Lenders and Agent, or any one or more of them.
“Lender Group Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by any Loan Party or its Restricted Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Restricted Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys if applicable, real estate title policies and endorsements if applicable, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Restricted Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) [reserved], (h) Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Restricted Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses but limited to one law firm serving as counsel for the Agent, and if applicable, one law firm serving as local counsel for each applicable jurisdiction) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to the rating of the CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Line Cap” has the meaning specified therefor in the ABL Credit Agreement as in effect on the Closing Date.
“Loans” means the term loans made by the Lenders to the Borrower pursuant to this Agreement. The amount of the Loans made on the Closing Date shall be $59,676,939.
“Loan Documents” means this Agreement, the Control Agreements, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreements, the Patent Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Restricted Subsidiaries and any member of the Lender Group in connection with this Agreement.
“Loan Exposure” means, with respect to any Lender, as of any time of determination, the outstanding principal amount of the Loans of such Lender.
“Loan Party” means the Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means (a) a material adverse effect in the business, operations, assets, liabilities or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ and their Restricted Subsidiaries’ ability to perform their payment and other material obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.
“Material Canadian Real Property” means Real Property owned in fee in Canada with a fair market value of $5,000,000 (as determined by the Borrower in good faith) or more, as determined (1) with respect to any Real Property owned on the date hereof, as of the date hereof, and (2) with respect to any Real Property acquired, after the date hereof, as of the date of such acquisition.
“Material Subsidiary” means (a) the Borrower, (b) each Restricted Subsidiary of a Loan Party that (i) owns at least 2.50% of the consolidated total assets of the Loan Parties and their Restricted Subsidiaries, (ii) generates at least 2.50% of the consolidated revenues of the Loan Parties and their Restricted Subsidiaries, (iii) is the owner of Equity Interests of any Restricted Subsidiary of a Loan Party that otherwise constitutes a Material Subsidiary, or (iv) any group comprising Restricted Subsidiaries of a Loan Party that each would not have been a Material Subsidiary under clauses (i), (ii), or (iii) but that, taken together, had revenues or total assets in excess of 5.00% of the consolidated revenues or total assets, as applicable, of the Loan Parties and their Restricted Subsidiaries, and (c) each other Subsidiary that has guaranteed or is otherwise liable for any Other Debt.
“Maturity Date” means December 8, 2026.
“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.
“Net Disposition Proceeds” means, with respect to any Disposition, the proceeds thereof in the form of cash or Cash Equivalents received by the Borrower or any of its Subsidiaries from such Disposition, net of:
(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Disposition;
(2) provisions for taxes payable as a result of such Disposition (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Borrower of such proceeds from any Subsidiary that received such proceeds, taking into account any reductions to such amounts payable by Borrower or any of its Subsidiaries as a consequence of available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the Disposition or having a Lien thereon;
(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Disposition; and
(5) appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Disposition and retained by the Borrower or any Subsidiary, as the case may be, after such Disposition, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition.
“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after Taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets, and (b) the cumulative effect of any change in GAAP. For the avoidance of doubt, in determining net income, gross interest income shall be applied to increase income or decrease interest expense but not both.
“Notes Collateral Agent” means the “collateral agent” or “trustee” or similar Person acting in the capacity as the collateral agent under, and its permitted successors and assigns under, the Secured Notes Documents.
“Notes Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, among the Agent, the Notes Collateral Agent, the Loan Parties and any other Person that may become a party thereto from time to time.
“Obligations” means all loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans, (iii) Lender Group Expenses, (iv) fees payable under this Agreement or any of the other Loan Documents, (v) indemnities and other amounts payable by any Loan Party under any Loan Document, and (vi) the Erroneous Payment Subrogation Rights. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising from such Lender having executed, delivered or performed its obligations or received payment under, received or perfected under a security interest under, or enforced its rights or remedies under this Agreement or any other Loan Document).
“Other Debt” means, without duplication, the Indebtedness permitted under clause (s) of the definition of Permitted Indebtedness, the Indebtedness permitted under clause (v) of the definition of Permitted Indebtedness, the Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness, the Indebtedness permitted under clause (aa) of the definition of Permitted Indebtedness and any Refinancing Indebtedness of any of the foregoing (other than the Indebtedness permitted under clause (s) of the definition of Permitted Indebtedness) regardless of whether such Indebtedness is permitted hereunder.
“Other Debt Documents” means the agreements, instruments and documents evidencing or securing or otherwise governing any Other Debt.
“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.
“Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.
“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.
“Payment Conditions” means, at the time of determination with respect to a proposed payment to fund a Specified Transaction (or the designation of a Subsidiary as an Unrestricted Subsidiary), that:
(a)    no Default or Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,
(b)    either

(i)    Excess Availability (x) at all times during the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (y) after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (1) 20% of the Line Cap, and (2) $50,000,000, or
(ii)    both (A) the Fixed Charge Coverage Ratio of the Loan Parties and their Restricted Subsidiaries is equal to or greater than 1.00:1.00 for the trailing 12 month period most recently ended for which a Compliance Certificate is required to have been delivered to Agent pursuant to Section 5.1 to this Agreement (calculated on a pro forma basis as if such proposed payment is a Fixed Charge made on the last day of such 12 month period (it being understood that such proposed payment shall also be a Fixed Charge made on the last day of such 12 month period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (ii) for any subsequent proposed payment to fund a Specific Transaction)) and otherwise calculated on a pro forma basis as if such Specified Transaction was consummated on the first day of such period, and (B) Excess Availability, (x) at all times during the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (y) after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (1) 15% of the Line Cap, and (2) $37,500,000, and
(c)    Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied and to the current calculation of Excess Availability and the Line Cap under the ABL Credit Agreement;
provided that, in determining compliance with the Payment Conditions with respect to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Borrower must be in compliance with clause (b)(ii) rather than clause (b)(i).
        “Payment Recipient” has the meaning specified therefor in Section 15.20(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.
“Permitted Acquisition” means any Acquisition so long as:
(a)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
(b)    no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or its Restricted Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or its Restricted Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)    Borrower has provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a quarter by quarter basis); provided that such due diligence package shall only be required to be delivered by Borrower if requested by the Agent and only for Acquisitions (i) with a purchase price consideration in excess of $25,000,000 and (ii) made in reliance upon clause (b) of the definition of Payment Conditions,
(d)    such Acquisition is not hostile in nature,
(e)    [reserved],
(f)    [reserved],
(g)    the assets being acquired (other than a de minimis amount of assets in relation to Borrower’s and its Restricted Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Restricted Subsidiaries or a business reasonably related thereto,
(h)    [reserved],
(i)    the subject assets or Equity Interests, as applicable, are being acquired directly by the Borrower or a Restricted Subsidiary, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of this Agreement, as applicable, and, in the case of an acquisition of Equity Interests, the Person whose Equity Interests are acquired shall become a Loan Party or any other Restricted Subsidiary, or an Unrestricted Subsidiary if the conditions to designating such Person as an Unrestricted Subsidiary required under Section 5.11 could be satisfied with respect to such Person, and
(j)    the Payment Conditions are satisfied.
“Permitted Dispositions” means:
(a)    sales, abandonment, or other dispositions of property (other than ABL Collateral) that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Restricted Subsidiaries,
(b)    sales of Inventory to buyers in the ordinary course of business,
(c)    the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d)    the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(e)    the granting of Permitted Liens,

(f)    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(g)    any involuntary loss, damage or destruction of property,
(h)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)    the leasing or subleasing of assets of any Loan Party or its Restricted Subsidiaries in the ordinary course of business,
(j)    (i) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Borrower and the sale of Equity Interests in Joint Ventures, (ii) the sale of Equity Interests in Unrestricted Subsidiaries, and (iii) the designation or redesignation of a Subsidiary as an Unrestricted Subsidiary in accordance with Section 5.12,
(k)    (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Restricted Subsidiaries to the extent not economically desirable in the conduct of its business, (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business, or (iii) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Borrower or any Subsidiary, in each case, in the ordinary course of business; so long as (in each case under clauses (i), (ii) and (iii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,
(l)    the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,
(m)    the making of Permitted Investments,
(n)    so long as no Event of Default has occurred and is continuing or would immediately result therefrom, (i) transfers of assets from any US Loan Party to a US Loan Party, (ii) transfers of assets from any Canadian Loan Party to a Canadian Loan Party, (iii) from any Restricted Subsidiary of any Loan Party that is not a Loan Party to any other Restricted Subsidiary of any Loan Party, (iv) the transfer of Inventory in the ordinary course of business between any US Loan Party and any Canadian Loan Party, and (v) transfers of assets (other than ABL Collateral) by any Loan Party to any Restricted Subsidiary or by any Restricted Subsidiary to any Loan Party not otherwise covered above in this clause (n),
(o)    dispositions of Equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such disposition are applied within 90 days to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral,
(p)    dispositions of assets acquired by the Loan Parties and their Restricted Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of the Loan Parties and their Restricted Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition, and
(q)    sales or other dispositions of assets not otherwise permitted in clauses (a) through (p) above, so long as (i) no Default or Event of Default has occurred and is continuing or would immediately result therefrom, (ii) each such sale or disposition is in an arm’s-length transaction and the applicable Loan Party or its Restricted Subsidiary receives at least the fair market value of the assets so disposed, (iii) the consideration received by the applicable Loan Party or its Restricted Subsidiary consists of at least 75% cash and Cash Equivalents and is paid at the time of the closing of such sale or disposition, and (iv) the aggregate amount of the cash and non-cash proceeds received from all assets sold or disposed of pursuant to this clause (q) taken together with all such sales and dispositions completed since April 1, 2023, shall not exceed 5.5% of the Tangible Net Assets in the aggregate and calculated at the time of such subject sale or disposition;
(r)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in, joint venture agreements or any similar binding arrangements;
(s)    the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind;
(t)    the disposition of assets received in settlement of debts accrued in the ordinary course of business; and
(u)    any transfer or series of related transfers if after giving effect to such transfers, the aggregate fair market value of the assets transferred in such transaction or any such series of related transactions does not exceed $1.0 million per occurrence.
“Permitted Holder” means (a) SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2012A, L.P. and SCF 2012B, L.P., (b) upon the consummation of the Canadian Acquisition, VES Partnership and Slotting RemainCo and (c) any other investment fund or vehicle managed or controlled by any of the foregoing and in each case their respective controlling Affiliates.
“Permitted Indebtedness” means:
(a)    Indebtedness in respect of the Obligations,
(b)    Indebtedness as of the Closing Date set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(c)    Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(d)    Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,
(e)    Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; (iii) guarantees with respect to Indebtedness of any Loan Party or one of its Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; provided that, a guarantee provided by a Loan Party which guarantees Indebtedness of a Restricted Subsidiary that is not a Loan Party must be an unsecured guarantee, and (iv) unsecured guarantees by the Borrower of Foreign Subsidiaries Indebtedness permitted under clause (y) below in this definition of Permitted Indebtedness,
(f)    [Reserved],
(g)    Acquired Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness; provided that, the aggregate amount of Indebtedness permitted under this clause (g) shall not exceed $50,000,000 outstanding at any one time,
(h)    Indebtedness incurred in the ordinary course of business under performance, surety, bid, statutory, or appeal bonds,
(i)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
(j)    the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Restricted Subsidiary’s operations and not for speculative purposes,
(k)    Indebtedness of Loan Parties incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,
(l)    unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $7,500,000,
(m)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,
(n)    Indebtedness composing Permitted Investments,
(o)    unsecured Indebtedness of a Loan Party or its Restricted Subsidiaries (other than Foreign Subsidiaries) incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(p)    unsecured Indebtedness of any Loan Party or its Restricted Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party or its Restricted Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is paid within 60 days after such amount becomes due,
(q)    Permitted Intercompany Advances,
(r)    accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
(s)    Indebtedness arising under the Secured Notes; provided that, (i) the aggregate principal amount of Secured Notes at any time outstanding in reliance of this clause (s), shall not exceed $134,250,000.00 (excluding, however, in the case of the Secured Notes, any additional principal amount thereof resulting from the payment of accrued interest in kind thereon in accordance with the terms of the Secured Notes Documents as in effect on the Closing Date); (ii) such Indebtedness is subject to the Notes Intercreditor Agreement, (iii) such Indebtedness shall not be recourse to any Person not liable on account of the Obligations; (iv) such Indebtedness shall be in the form of high yield notes and not “term b” loans or institutional term loans; and (v) the agreements and instruments governing such Indebtedness shall not contain (A) any financial maintenance covenant, (B) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (B); (C) any restrictions on the ability of Borrower or any Subsidiary of the Borrower to guarantee the Obligations; provided that a requirement that any such Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (C), (D) any restrictions on the ability of Borrower or any Restricted Subsidiary to pledge Collateral as collateral security for the Obligations, except as set forth in the Intercreditor Agreements, or (E) any restrictions on the ability of Borrower or any Restricted Subsidiary to incur Indebtedness under this Agreement or any other Loan Document,
(t)    any other unsecured Indebtedness incurred by any Loan Party or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $50,000,000, at any one time,
(u)    [reserved],
(v)    unsecured Indebtedness of the Borrower (and guarantees thereof by its Restricted Subsidiaries that are Guarantors) evidenced by term loans, bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof) in an aggregate outstanding principal amount not to exceed $250,000,000 at any one time; provided that, (i) the scheduled maturity date of such Indebtedness shall not be earlier than 91 days after the Maturity Date, (ii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or shall result therefrom, (iii) such Indebtedness shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof, mandatory prepayments which are customary with respect to such type of Indebtedness and that are triggered upon change of control and sale of all or substantially all assets and certain other asset sales, and (iv) the agreements and instruments governing such Indebtedness shall not contain (A) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restrictions on the ability of Borrower or any Restricted Subsidiary of the Borrower to guarantee the Obligations, provided that a requirement that any such Restricted Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (B), (C) any restrictions on the ability of Borrower or any Restricted Subsidiary to pledge Collateral as collateral security for the Obligations, or (D) any restrictions on the ability of Borrower or any Restricted Subsidiary to incur Indebtedness under this Agreement or any other Loan Document other than a restriction as to the outstanding principal amount of such Indebtedness,
(w)    unsecured Indebtedness of the Borrower (and guarantees thereof by its Restricted Subsidiaries that are Guarantors) evidenced by term loans, bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof); provided that, (i) the scheduled maturity date of such Indebtedness shall not be earlier than 91 days after the Maturity Date, (ii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or shall result therefrom, (iii)  at the time of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the Borrower would be in compliance with the Total Net Leverage Ratio, calculated on a pro forma basis as of the most recently ended Fiscal Quarter or Fiscal Year, as applicable, for which Agent has received financial statements pursuant to Section 5.1 on or prior to the incurrence of such unsecured Indebtedness, that is no greater than 5.00:1.00, (iv) such Indebtedness shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof, mandatory prepayments which are customary with respect to such type of Indebtedness and that are triggered upon change of control and sale of all or substantially all assets and certain other asset sales, and (v) the agreements and instruments governing such Indebtedness shall not contain (A) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restrictions on the ability of Borrower or any Restricted Subsidiary of the Borrower to guarantee the Obligations, provided that a requirement that any such Restricted Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (B), (C) any restrictions on the ability of Borrower or any Restricted Subsidiary to pledge Collateral as collateral security for the Obligations, or (D) any restrictions on the ability of Borrower or any Restricted Subsidiary to incur Indebtedness under this Agreement or any other Loan Document other than a restriction as to the outstanding principal amount of such Indebtedness,
(x)    secured Indebtedness in connection with letters of credit issued by any financial institution that is a Lender (as defined in the ABL Credit Agreement) under the ABL Credit Agreement at the time of such issuance pursuant to a bilateral line of credit available for the account of any Loan Party or any Restricted Subsidiary; provided that (i) the sum of outstanding amounts drawn plus available amounts to be drawn under all such letters of credit issued under all such bilateral lines of credit shall not exceed $10,000,000 at any time, and (ii) the Lien securing such Indebtedness shall only encumber cash, Cash Equivalents and Deposit Accounts held with such financial institution,
(y)    Indebtedness owing by Foreign Subsidiaries (other than a Loan Party) in respect of netting services, overdraft protection (including overdraft lines of credit), and other like services, in any event, made available to support the operations of Foreign Subsidiaries in the United Kingdom, Singapore, the United Arab Emirates, Saudi Arabia, the People’s Republic of China, Germany or any other jurisdiction that is not a Sanctioned Entity in an aggregate outstanding principal amount not to exceed $38,000,000 at any time (which Indebtedness, for the avoidance of doubt, may not be secured by a Lien on any assets of any Loan Party),
(z)     to the extent constituting Indebtedness, deferred compensation owed to employees, officers and directors in the ordinary course of business, not in excess of an aggregate principal amount of $12,500,000 at any time outstanding, and
(aa)    Indebtedness arising under the ABL Credit Agreement (including Refinancing Indebtedness with respect thereof); provided that, (i) the aggregate principal amount of loans, notes and letters of credit, at any time outstanding in reliance of this clause (aa), shall not exceed $250,000,000, (ii) such Indebtedness is subject to the ABL Intercreditor Agreement and (iii) such Indebtedness shall at all times consist of “asset-based loans” subject to a borrowing base that is customary with respect to such type of Indebtedness.
“Permitted Intercompany Advances” means loans made by (a) a US Loan Party to another US Loan Party, (b) a Canadian Loan Party to another Canadian Loan Party, (c) a Canadian Loan Party to a US Loan Party, (d), a US Loan Party to a Canadian Loan Party, (e) a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party, (f) a Restricted Subsidiary that is not a Loan Party to a Loan Party; provided that, if ever requested by the Agent, in its sole discretion, such parties shall execute an Intercompany Subordination Agreement, and (g) a Loan Party to a Restricted Subsidiary that is not a Loan Party so long as, in the case of this clause (g), (i) at the time of the making of such loan, no Event of Default has occurred and is continuing or would result therefrom and (ii) such loan made by a Loan Party is Collateral.
“Permitted Investments” means:
(a)    Investments in cash and Cash Equivalents,
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(c)    advances made in connection with purchases of goods or services in the ordinary course of business,
(d)    Investments received in settlement of amounts due to any Loan Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Restricted Subsidiaries,
(e)    Investments owned by any Loan Party or any of its Restricted Subsidiaries on the Closing Date and set forth on Schedule P-1 to this Agreement,
(f)    guarantees permitted under the definition of Permitted Indebtedness,
(g)    Permitted Intercompany Advances,
(h)    Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Restricted Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)    deposits of cash made in the ordinary course of business to secure performance of operating leases,
(j)    (i) non-cash loans and advances to employees, officers, and directors of a Loan Party or any of its Restricted Subsidiaries for the purpose of purchasing Equity Interests in Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Borrower, and (ii) loans and advances to employees and officers of a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business for any other business purpose; provided that, the aggregate amount of such Investments permitted under this clause (j) shall not to exceed $7,500,000 at any one time,
(k)    Permitted Acquisitions,
(l)    (i) Investments in the form of capital contributions and the acquisition of Equity Interests made by any US Loan Party in any other US Loan Party (other than capital contributions to or the acquisition of Equity Interests of Borrower), (ii) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Canadian Loan Party in any other Canadian Loan Party (other than capital contributions to or the acquisition of Equity Interests of Borrower), or (iii) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Canadian Loan Party in any US Loan Party (other than capital contributions to or the acquisition of Equity Interests of Borrower, other than in connection with the Transactions), (iv) Investments in the form of capital contributions and the acquisition of Equity Interests made by any US Loan Party in any Canadian Loan Party (other than capital contributions to or the acquisition of Equity Interests of Borrower, other than in connection with the Transactions), or (v) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party (other than capital contributions to or the acquisition of Equity Interests of Borrower),
(m)    Investments resulting from entering into (i) Bank Product Agreements (as defined in the ABL Credit Agreement), or (ii) agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,
(n)    equity Investments by any Loan Party in any Restricted Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(o)    Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(p)    So long as no Event of Default has occurred and is continuing or would result therefrom, from and after the Closing Date, any other Investments in an aggregate amount not to exceed $30,000,000 during the term of this Agreement,
(q)    Investments consisting of non-cash consideration received in connection with Permitted Dispositions, so long as the non-cash consideration received in connection with any Permitted Disposition does not exceed 25% of the total consideration received in connection with such Permitted Disposition,
(r)    Investments in the form of Equity Interests, including the purchase or acquisition thereof and capital contributions in connection therewith, made by any Loan Party in or to any Restricted

Subsidiary; provided that, (i) at the time of the making of such Investment, no Event of Default has occurred and is continuing or would result therefrom and (ii) such Investment is Collateral, and
(s)    other Investments (other than Acquisitions) so long as the Payment Conditions are satisfied.
“Permitted Liens” means:
(a)    Liens granted to, or for the benefit of, Agent to secure the Obligations,
(b)    Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are not material with respect to which the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)    judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,
(d)    Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(e)    the interests of lessors under operating leases and non-exclusive licensors under license agreements,
(f)    purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased, acquired, constructed or improved and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire, construct or improve such fixed asset or any Refinancing Indebtedness in respect thereof,
(g)    Liens arising by operation of law (or under contract) in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, in any event, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent or (ii) are the subject of Permitted Protests,
(h)    Liens on amounts deposited to secure the Borrower’s and its Restricted Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation to secure public or statutory obligations,
(i)    Liens on amounts deposited to secure the Borrower’s and its Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, leases, performance bonds, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money,
(j)    Liens on amounts deposited to secure the Borrower’s and its Restricted Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)    with respect to any Real Property, easements, rights of way, servitudes, zoning restrictions and other restrictions on the use of Real Property that do not materially interfere with or impair the use or operation thereof,
(l)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(m)    Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)    rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts or securities accounts in the ordinary course of business,
(o)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)    Liens solely on any cash earnest money deposits made by a Loan Party or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
(r)    Liens assumed by any Loan Party or its Restricted Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness,
(s)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC or by contract in favor of a reclaiming seller of goods or buyer of goods (including purchase money security interests in favor of vendors in the ordinary course of business);
(t)    Liens created pursuant to joint venture agreements and related documents (to the extent a Lien on the Equity Interest owned by the Borrower or any Restricted Subsidiary in the applicable Joint Venture is required thereunder) having ordinary and customary terms (including with respect to Liens) and entered into in the ordinary course of business and securing (x) obligations other than Indebtedness or (y) Indebtedness of such Joint Venture that is non-recourse to the Borrower or any Restricted Subsidiary or to any property thereof other than such Equity Interests;
(u)    Liens consisting of cash or Cash Equivalents deposits with any Governmental Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license;
(v)    Liens on assets of the Borrower and Domestic Subsidiaries securing any Indebtedness pursuant to clause (s) of the definition of “Permitted Indebtedness” subject to the restrictions set forth therein, in this Agreement and the Notes Intercreditor Agreement, as applicable; provided that Liens encumbering Real Property shall not be permitted by this clause (v) without the prior written consent of the Agent and the Supermajority Lenders in the case of such Lien arising after the Closing Date to secure such Indebtedness;
(w)    Liens granted to any Lender (as defined in the ABL Credit Agreement) in its individual capacity (and not, if applicable, as Agent (as defined in the ABL Credit Agreement)) on cash, Cash Equivalents and Deposit Accounts held with such Lender (as defined in the ABL Credit Agreement) to secure Indebtedness permitted under clause (x) of the definition of “Permitted Indebtedness;
(x)    other Liens which do not encumber Real Property and which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000;
(y)    Liens encumbering properties of Foreign Subsidiaries that are not Collateral or required to be Collateral hereunder and only securing the Indebtedness permitted under clause (y) of the definition of “Permitted Indebtedness”;
(z)    Lien on the Equity Interests of Unrestricted Subsidiaries which secure Indebtedness of such Unrestricted Subsidiary that is non-recourse to the Borrower or any Restricted Subsidiary or to any property of the Borrower or any Restricted Subsidiary other than such Equity Interests; and
(aa)    Liens on assets of the Borrower and Subsidiaries securing any Indebtedness pursuant to clause (aa) of the definition of “Permitted Indebtedness” subject to the restrictions set forth therein, in this Agreement and the ABL Intercreditor Agreement, as applicable.
“Permitted Protest” means the right of any Loan Party or any of its Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes, or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Restricted Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Restricted Subsidiary, as applicable, in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
“Permitted Purchase Money Indebtedness” means, as of any time of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 90 days after, the acquisition, construction or improvement of any fixed or capital assets for the purpose of financing all or any part of the acquisition, construction or improvement cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $50,000,000.
“Permitted Transferee” means (i) any Affiliate of a Lender (other than any portfolio companies of any such Lender), (ii) with respect to any Lender , the direct or indirect partners, shareholders, members or other holders of other equity interests of such Lender (including, for the avoidance of doubt, (a) VES Partnership , (b) the funds and similar entities controlled by SCF Partners, Inc., including in each case the directors and executive officers thereof, but excluding any portfolio companies of SCF Partners, Inc. and any directors and executive officers thereof, (c) any member of VES Partnership and (d) Slotting RemainCo) and (iii) any other Lender or Affiliate thereof.
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“PPSA” means the Personal Property Security Act (Alberta) and the regulations thereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of Agent’s Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Alberta, “PPSA” means those personal property security laws in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“Pro Rata Share” means, as of any time of determination:
(a)    with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Loans, and with respect to all other computations and other matters related to the Loans, the percentage obtained by dividing (i) the Loan Exposure of such Lender, by (ii) the aggregate Loan Exposure of all Lenders, and
(b)    with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement), the percentage obtained by dividing (i) the Loan Exposure of such Lender, by (ii) the aggregate Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Borrower issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Loan Party or one of its Restricted Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration, and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.
“Qualified Equity Interests” means and refers to any Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Quarterly Date” means the last Business Day of each Fiscal Quarter.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Restricted Subsidiaries and the improvements thereto.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Reference Period” means twelve consecutive months.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)    such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and accrued interest (including, for the purpose of defeasance, future interest) and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)    such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
(c)    if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(d)    the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
(e)    if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and
(f)    if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.
“Register” has the meaning set forth in Section 13.1(h) of this Agreement.
“Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Borrower or any of its Restricted Subsidiaries (including any payment in connection with any merger or consolidation involving Borrower or to the direct or indirect holders of Equity Interests issued by Borrower or any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Borrower or any warrants, options or rights to purchase or acquire such Equity Interests), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving Borrower) any Equity Interests issued by Borrower or any of its Restricted Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Borrower now or hereafter outstanding.
“Restricted Subsidiary” means each Subsidiary of Borrower that is not an Unrestricted Subsidiary.
“Sale and Lease-Back Transaction” means, with respect to any Loan Party or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means with respect to disbursements and payments, US Dollars in immediately available funds.
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory , in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“S&P” has the meaning specified therefor in the definition of Cash Equivalents.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Notes” means the high yield secured convertible notes permitted under clause (s) of the definition of “Permitted Indebtedness”, as the same high yield secured convertible notes may be amended, restated, supplemented or otherwise modified from time to time, but only to the extent such amendment, restatement, supplement, or modification is not prohibited under the terms of this Agreement and the Notes Intercreditor Agreement.
“Secured Notes Collateral” has the meaning provided for in the Notes Intercreditor Agreement.
“Secured Notes Documents” means all indentures, supplemental indentures, collateral documents and other material documents and other instruments executed and delivered by the Borrower in connection with the issuance of the Secured Notes, as the same may be amended, restated, supplemented, or otherwise modified from time to time, but only to the extent such amendment, restatement, supplement or modification is not prohibited under the terms of this Agreement and the Notes Intercreditor Agreement.
“Securities Account” means a securities account (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Solvent” means, with respect to any Person as of any time of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable Insolvency Law or other laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Affiliate” means any Person that qualifies as an Affiliate of a Loan Party solely as a result of such Person and such Loan Party being under common Control by any of the following: (a) a Permitted Holder, (b) Quantum Energy Partners LP, and (c) John Schmitz.
“Specified 10% Affiliate” means an Affiliate of a Loan Party solely by virtue of the application of clause (a) of the definition of “Affiliate” (and is not an Affiliate by virtue of any other provision of such definition).
“Specified Currency” has the meaning specified therefor in Section 17.14 of this Agreement.
“Specified Event of Default” means any Event of Default described in any of Sections 8.1, 8.2 (but only with respect to a breach under Section 5.1, Section 5.2 or Section 6.17), 8.4, or 8.5.

“Specified Transaction” means, any Investment, prepayment of Indebtedness, Restricted Payment (or declaration of any prepayment or Restricted Payment), or any designation of a Subsidiary as an Unrestricted Subsidiary.
“Sponsor Affiliated Entity” means the Permitted Holder or any of its Affiliates.
“Spot Rate” means, for a currency, the rate determined by the Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that Agent may obtain such spot rate from another financial institution designated by Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“STA” means the Securities Transfer Act, 2006 (Alberta) or to the extent applicable, comparable legislation in other Canadian provinces.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.
“Supermajority Lenders” means, at any time, Lenders having or holding more than 66 2/3% of the aggregate Loan Exposure of all Lenders; provided, that at any time there are two or more Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Lenders (who are not Affiliates of one another).
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Tangible Net Assets” means (a) the consolidated net book value of all assets of the Borrower and is consolidated Restricted Subsidiaries minus (b) the consolidated net book value of all intangible assets of the Borrower and its consolidated Restricted Subsidiaries.
“Tax Indemnitee” has the meaning specified therefor in Section 16.1 of this Agreement.
“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges in the nature of a tax now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
“Termination Event” means (a) the occurrence with respect to a Pension Plan of a “reportable event” described in Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, or (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
“Total Net Leverage Ratio” means, as of any date of determination the result of (a) (i) the amount of Borrower’s consolidated Funded Indebtedness as of such date minus Domestic Cash as of such date, to (b) Borrower’s consolidated EBITDA for the 12 month period ended as of such date.
“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Transactions” means, collectively, the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, the consummation of the Canadian Acquisition, the borrowing of Loans, the use of the proceeds thereof, and the payment of all fees and expenses payable in connection with the foregoing.
“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.
“United States” means the United States of America.
“Unrestricted Subsidiaries” means any Subsidiary of Borrower that has been designated as an Unrestricted Subsidiary in compliance with Section 5.11.
“US Dollars”, “Dollars”, “$” or “US$” means United States dollars.
“US Dollar Equivalent” means, at any time (a) with respect to any amount denominated in US Dollars, such US Dollars, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in US Dollars as determined by Agent, at such time on the basis of the Spot Rate (as determined by Agent) for the purchase of US Dollars with such Canadian Dollars.
“US Guarantors” means the Guarantors that are Domestic Subsidiaries of the Borrower provided, however, that, with respect to the Borrower, recovery from any US Guarantor that is a FSHCO will be limited to 65% of the voting Equity Interests in any CFCs and FSCHOs owned by such US Guarantor unless such greater recovery is available to the holders of any Other Debt pursuant to the guaranty thereof by such FSHCO (and 100% of any other interests in such entity along with all other assets of such FSHCO); provided that, for the avoidance of doubt, with respect to the Borrower, no direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be a US Guarantor unless such CFC has guaranteed, or is otherwise liable for, any Other Debt (in accordance with the Secured Notes Documents or otherwise).
“US Loan Party” means the Borrower and the US Guarantors.
“VES Partnership” means Variperm Energy Services Partnership, an Alberta general partnership.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.
“Wholly-Owned” means, as used in reference to a Restricted Subsidiary, any Restricted Subsidiary whose Equity Interest is owned 100%, either directly or indirectly, by the Borrower.
“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
1.2    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Supermajority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Supermajority Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or its Restricted Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute a Capital Lease under this Agreement or any other Loan Document as a result of such changes in GAAP unless otherwise agreed to in writing by the Borrower and Supermajority Lenders.
1.3    Code; PPSA. Any terms used in this Agreement that are defined in (a) the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern, and (b) with respect to the Canadian Loan Parties or Collateral subject to the PPSA, the PPSA (but not the Code) shall be construed and defined as set forth in the PPSA unless otherwise defined herein. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have, with respect to the Canadian Loan Parties or Collateral subject to the PPSA, any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the STA), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, and (iv) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal (where applicable) and provincial securities laws in Canada.
1.4    Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in Same Day Funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans (if any), (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, and (c) the payment or repayment in full in Same Day Funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
1.5    Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Central standard time or Central daylight saving time, as in effect in Houston, Texas on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
1.6    Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7    Currencies.
(a)    Currency Equivalents. All references to “Dollars” or “$” shall mean US Dollars unless otherwise specified herein. For purposes of this Agreement and the other Loan Documents, the US Dollar Equivalent of the Loans, other Obligations and other references to amounts denominated in a currency other than US Dollars shall be determined in accordance with the terms of this Agreement. Except as otherwise expressly provided herein or in the applicable other Loan Document, the applicable amount of any currency for purposes of this Agreement and the other Loan Documents (including all calculations in connection with the covenants, including the financial covenants) shall be the US Dollar Equivalent thereof, and for the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in currencies other than US Dollars shall be converted into the US Dollar Equivalent of such amount on the date of calculation, comparison, measurement or determination; provided that, for purposes of determining compliance with respect to any amount of Indebtedness, Investment, sale, other disposition, distribution or payment in a currency other than US Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or sale, other disposition, distribution or payment is made. Notwithstanding the foregoing, for the purposes of financial statements prepared by Borrower, the US Dollar Equivalent of each amount in a currency other than US Dollars shall be determined in accordance with GAAP.
(b)    [Reserved].
(c)    [Reserved].
1.8    Quebec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff’ or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include solidary, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.
1.9    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.10    [Reserved].
2.    LOANS AND TERMS OF PAYMENT.
2.1    Loans.
(a)    Subject to the terms and conditions of this Agreement, as a portion of the Closing Cash Amount (as defined in the Canadian Acquisition Agreement), on the Closing Date, each Lender shall have been deemed to have made a Loan to the Borrower, under and pursuant to the Canadian Acquisition Agreement, in Dollars, in the amount set forth opposite such Lender’s name on Schedule C-1 so long as (i) with respect to any Lender, such Loans deemed to have been made by such Lender do not exceed such Lender’s Pro Rata Share, as applicable, of the aggregate amount of all Loans requested from the Lenders and (ii) the aggregate principal amount of the Loans deemed to have been made by each Lender hereunder equals $59,676,939.
(b)    [Reserved].
(c)    Amounts borrowed pursuant to this Section 2.1 that are repaid or prepaid pursuant to Section 2.3 may not be reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.
(d)    [Reserved].
(e)    [Reserved].
(f)    [Reserved].
2.2    Borrowing Procedures.
(a)    Procedure for Borrowing Loans. Borrower must deliver to the Agent a written request by an Authorized Person of any requested Loan to be made by the Lenders, which notice must (i) be received by the Agent no later than 1:00 p.m. on the Business Day that is one Business Day prior to the date on which any such Loans are to be made (the “Funding Date”) and (ii) specify the aggregate amount of any such Loan to be made on the Funding Date (which shall be a Business Day); provided, that the Agent may, in its sole discretion, elect to accept as timely requests that are received later than 1:00 p.m. on the applicable Business Day. At the Agent’s election, in lieu of delivering the above described written request, any Authorized Person may give the Agent telephonic notice of such request by the required time. In such circumstances, the Borrower agrees that any such telephonic notice will be confirmed in writing by Borrower within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.
(b)    [Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    [Reserved].

(f)    [Reserved].
(g)    [Reserved].
(h)    Independent Obligations. All Loans shall be deemed made by the Lenders contemporaneously and in accordance with (a) their Pro Rata Shares and (b) the Canadian Acquisition Agreement. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.3    Payments; Prepayments.
(a)    Payments by the Borrower.
(i)    If any principal or interest payable under the Loans remains outstanding on the Maturity Date, such amount will be paid fully (other than contingent obligations for which no claim has been made) or otherwise satisfied by the Borrower to the Agent for the account of the Lenders in Same Day Funds on the Maturity Date.
(ii)    On the last Business Day of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2024, the Borrower will repay the Loans outstanding (together with any amounts due and payable pursuant to Section 2.5(d)(i)) until repaid in full, then in the order set forth in Section 2.3(b), by an amount equal to (a) with respect to any such repayments made on the last Business Day of the Fiscal Quarters ending September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025, $1,250,000 and (b) with respect to any such repayments made on the last Business Day of each Fiscal Quarter thereafter, $2,500,000.
(iii)    Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders and shall be made in Same Day Funds, no later than 1:00 p.m. on the date specified herein. The Agent will promptly distribute to each Lender its ratable share in respect of the Loans (or other applicable share as provided herein) of such payment in Same Day Funds by wire transfer to such Lender’s lending office. Any payment received by the Agent later than 1:00 p.m. shall be deemed to have been received (unless the Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(iv)    Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made (or will make) such payment in full to the Agent for the account of the Lenders on such date in Same Day Funds.
(b)    Application.
(i)    [Reserved].
(ii)    Subject to Section 2.3(b)(v) and Section 2.3(e), all payments to be made hereunder by the Borrower shall be made to the Agent for the account of the Lenders and all such payments, and all proceeds of Collateral securing Obligations received by the Agent and each

Lender, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Loans outstanding and, thereafter, to the Borrower or such other Person entitled thereto under applicable law.
(iii)    At any time that an Application Event has occurred and is continuing, all payments remitted to the Agent and the Lenders and all proceeds of Collateral received by the Agent and each Lender shall be applied as follows:
(A)    All payments in respect of Obligations and all proceeds of Collateral securing the Obligations received by the Agent and the Lenders shall be applied as follows:
first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to the Agent under the Loan Documents in respect of the Obligations, until paid in full, second, to pay any fees or premiums then due to the Agent under the Loan Documents, in respect of the Obligations until paid in full, third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of the Obligations, until paid in full, fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of the Obligations, until paid in full, fifth, ratably, to pay interest accrued in respect of the Loans, until paid in full, sixth, ratably
(1)    to pay the principal of all Loans until paid in full,
(2)    [reserved],
(3)    [reserved], and
seventh, to the Borrower or such other Person entitled thereto under applicable law.
(B)    [Reserved]
(iv)    The Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.
(v)    In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(b)(ii) shall not apply to any payment made by Borrower to the Agent for the account of the Lenders and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi)    For purposes of Section 2.3(b)(iii), “paid in full” of a type of Obligation means payment in cash or Same Day Funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(vii)    In the event of a direct conflict between the priority provisions of this Section 2.3 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, then the terms and provisions of this Section 2.3 shall control and govern.
(c)    [Reserved].
(d)    Optional Prepayments. The Borrower may prepay the Loans on any Business Day, in whole or in part, without premium or penalty.
(e)    Mandatory Prepayments.
(i)    On the date of receipt by any Loan Party (or any Affiliate on behalf of such Loan Party) of any cash proceeds from the incurrence of any Indebtedness (other than Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (x), (y), (z) or (aa) of the definition of Permitted Indebtedness expressly permitted pursuant to Section 6.1) or issuance of or contribution on account of any Equity Interests of such Loan Party (other than Permitted Investments expressly permitted pursuant to Section 6.9), the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of the outstanding balance of the Loans and one hundred percent (100%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.
(ii)    Subject to the terms of the Notes Intercreditor Agreement, within one (1) Business Day of the date after receipt by any Loan Party (or any Affiliate on behalf of such Loan Party) of any Net Disposition Proceeds (other than with respect to any Permitted Dispositions expressly permitted pursuant to clause (a), (b), (c), (d), (e), (f), (g), (h), (i), (k), (l), (m), (n), (o), (p), (r), (s) or (t) of the definition of Permitted Dispositions expressly permitted pursuant to Section 6.4), the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of the outstanding balance of the Loans and one hundred percent (100%) of such Net Disposition Proceeds; provided that, so long as no Default or Event of Default shall have occurred and be continuing, such Net Disposition Proceeds shall not be required to be so applied, at the election of the Borrower, to the extent such Loan Party (or any Affiliate on behalf of such Loan Party) reinvests or commits to reinvest all or a portion of such Net Disposition Proceeds in assets that are used or useful in the business of the Loan Parties within 365 days after the receipt of such Net Disposition Proceeds with the good faith expectation that such Net Disposition Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days after such 365-day period; provided further, that if such Net Disposition Proceeds shall not have been so reinvested on or prior to such applicable time period such Net Disposition Proceeds shall be immediately applied to prepay the Loans as set forth in this Section 2.3(e)(ii). Notwithstanding anything to the contrary, it is understood and agreed that any mandatory prepayment obligations under this Section 2.3(e)(ii) will be reduced dollar-for-dollar with the Net Disposition Proceeds that (a) have been applied to prepay the loans under the ABL Credit Agreement, but only to the extent such prepayment is required thereunder and such prepayment is made within the time periods required therein, and the Lenders shall be permitted to receive any such prepayments pursuant to this Section 2.3(e)(ii) to the extent the same is declined or waived under the ABL Credit Agreement; provided that, to the extent such Net Disposition Proceeds are received in respect of a sale or disposition of assets that that do not constitute ABL Collateral, there shall be no dollar-for-dollar reduction of the prepayment required under this Section 2.3(e)(ii) or (b) have been applied to prepay the Secured Notes pursuant to the terms of the Secured Notes Documents, but only to the extent such prepayment is required thereunder and such prepayment is made within the time periods required therein, and the Lenders shall be permitted to receive any such prepayments pursuant to this Section 2.3(e)(ii) to the extent the same is declined or waived under the Secured Notes Documents.
(f)    Application of Payments. Each prepayment pursuant to Section 2.3(e)  shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, to the outstanding principal amount of the Loans until paid in full, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(b)(iii).
2.4    Promise to Pay; Promissory Notes.
(a)    The Borrower agrees to pay the Lender Group Expenses owing by the Borrower on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent. The Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) owing by the Borrower in full on the Maturity Date or, if earlier, on the date on which such Obligations become due and payable pursuant to the terms of this Agreement. Borrower agrees that its obligations contained in the first sentence of this Section 2.4(a) shall survive payment or satisfaction in full of all other Obligations.
(b)    Any Lender may request that the Loans made by it be evidenced by one or more promissory notes. In such event, the Borrower shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by the Agent and reasonably satisfactory to the Borrower. Thereafter, the portion of the Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
2.5    Interest Rates: Rates, Payments, and Calculations.
(a)    Interest Rates. Except as provided in Section 2.5(c), the Loans shall at all times bear interest at a rate equal to the Applicable Rate then in effect, paid in cash.
(b)    [Reserved].
(c)    Default Rate. Upon written notice by the Agent to the Borrower after the occurrence and during the continuation of an Event of Default, to the extent permitted by applicable law, any outstanding principal of the Loans, interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding)

payable in cash on demand at a per annum rate equal to two percentage points above the per annum rate otherwise payable hereunder with respect to the Loans (with such interest to be retroactive to the date of such Event of Default). Payment or acceptance of the increased rates of interest provided for in this Section 2.5(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.
(d)    Payment.
(i)    Except to the extent provided to the contrary in Section 2.9, (A) all interest and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable in cash on each Interest Payment Date and (B) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by the Agent.
(ii)    [Reserved].
(iii)    [Reserved].
(iv)    [Reserved].
(e)    Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue; provided that in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(f)    Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(g)    [Reserved].
(h)    [Reserved].
2.6    Crediting Payments. The receipt of any payment item by the Agent for the account of any Lender shall not be required to be considered a payment on account unless such payment item is a wire transfer of Same Day Funds made to the Agent for the account of such Lender or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by the Agent only if it is received by the Agent on a Business Day on or before 1:00 p.m. If any payment item is received by the Agent on a non-Business Day or after 1:00 p.m. on a Business Day (unless the Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by the Agent as of the opening of business on the immediately following Business Day.
2.7    [Reserved].
2.8    [Reserved].
2.9    Fees.
(a)    Upfront Fees. The Existing Agent shall have received, for the account of each Lender, upfront fees in an aggregate amount for each such Lender equal to 250 basis points (2.50%) of each Lender’s Loan.
(b)    [Reserved].
(c)    [Reserved].
2.10    [Reserved].
2.11    [Reserved].
2.12    [Reserved].
2.13    [Reserved].
2.14    [Reserved].
2.15    [Reserved].
2.16    Currencies.
(a)    The Loans and other Obligations (unless such other Obligations expressly provide otherwise) shall be made and repaid in US Dollars. Payments made in a currency other than the currency in which the applicable Obligations are denominated may be accepted by the Agent in its sole discretion and, if so accepted, the Borrower agrees that the Agent may convert the payment made to the currency of the applicable Obligations at the applicable Spot Rate in accordance with its normal practices.
(b)    [Reserved].
3.    CONDITIONS; TERM OF AGREEMENT.
3.1    Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the extensions of credit on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 14.1, of the following conditions on or before the Closing Date:
(a)    Loan Documents. Each Lender and Existing Agent shall have received sufficient copies of each Loan Document originally executed and delivered by each Loan Party party thereto.

(b)    Governing Documents; Incumbency. Each Lender and Existing Agent shall have received (i) sufficient copies of each Governing Document of each Loan Party, certified as of a recent date by the appropriate Governmental Authority each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents; (iii) resolutions of the board of directors, the manager(s) or member(s) or similar governing body of each Loan Party, as applicable, approving and authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an Authorized Person as being in full force and effect without modification or amendment; and (iv) a good standing certificate for each Loan Party from the applicable Governmental Authority in such Person’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which such Person is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.
(c)    Approvals. A certificate of an Authorized Person of each Loan Party certifying that each Loan Party has all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect.
(d)    Closing Certificate. A certificate signed by an Authorized Person of Borrower certifying that (i) no Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to the making of the Loans, (ii) all of the representation and warranties of the Borrower and each Loan Party contained in Section 4 and in the other Loan Documents shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and (iii) no Material Adverse Effect has occurred since December 31, 2022.
(e)    Solvency Certificate. A solvency certificate signed by the chief financial officer of Borrower (or another Authorized Person of Borrower acceptable to Existing Agent) certifying that the Borrower and each other Loan Party, on a consolidated basis, are Solvent, after giving effect to the Transactions and the incurrence of the Loans to occur on the Closing Date.
(f)    Pledged Equity Interests; Stock Powers; Pledged Notes. Subject to the Intercreditor Agreements, (i) the certificates representing any Equity Interests pledged pursuant to any Loan Document, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Existing Agent pursuant to any Loan Document endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(g)    Financing Statements, etc. Subject to the Intercreditor Agreements, each document (including any UCC financing statements reflecting the Loan Parties, as debtors, and Existing Agent, as secured party) required by any Loan Document or under applicable law or reasonably requested by the Existing Agent to be filed, registered or recorded in order to create in favor of the Existing Agent, for the benefit of itself and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens that have priority over the Liens in favor of the Existing Agent under applicable law), each of which shall, if applicable be in proper form for filing, registration or recordation.
(h)    Insurance Matters. Copies of insurance certificates reasonably satisfactory to Existing Agent describing all insurance policies required by Section 5.6, together with endorsements reasonably satisfactory to Existing Agent providing that Existing Agent is lender’s loss payable with respect to each insurance policy covering Collateral and additional insured with respect to each insurance policy covering liabilities.
(i)    Lien Searches. The results of recent UCC, Tax lien and judgment lien searches by a Peron reasonably satisfactory to the Existing Agent showing all financing statements and other documents or instruments on file against Borrower and each other Loan Party in the appropriate filing offices, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Existing Agent on or prior to the Closing Date and Permitted Liens.
(j)    Opinions. An opinion of Gibson, Dunn & Crutcher LLP, legal counsel to Borrower and each other Loan Party addressed to Existing Agent and each Lender and dated the Closing Date, in form and substance satisfactory to Existing Agent, with respect to such matters as Existing Agent may reasonably request.
(k)    Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable and documented attorneys’ fees and expenses of Vinson & Elkins LLP) referred to in Section 15.7, to the extent invoiced, shall have been paid in full by Borrower.
(l)    Closing Fees. Evidence that all fees required to be paid to the Lenders on or before the Closing Date have been paid.
(m)    Canadian Acquisition. All conditions precedent to the closing of the Canadian Acquisition, except the funding of the Loans to enable Borrower to fund in part its obligations under the Canadian Acquisition Agreement, shall have been completed or waived in a manner reasonably satisfactory to Existing Agent.
3.2    [Reserved].
3.3    [Reserved].
3.4    Effect of Maturity. On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.
3.5    Early Termination by Borrower. Borrower has the option, at any time upon three Business Days prior written notice to Agent (or such lesser time as Agent may agree), to repay all of the Obligations in full. The foregoing notwithstanding, (a) Borrower may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrower may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
3.6    [Reserved].
4.    REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, the Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:
4.1    Due Organization and Qualification; Subsidiaries.
(a)    Each Loan Party and each of its Restricted Subsidiaries (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)    [Reserved].
(c)    As of the Closing Date, set forth on Schedule 4.1(c) to this Agreement is a complete and accurate list of the Loan Parties’ direct and indirect Restricted Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Restricted Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Loan Party. All of the outstanding Equity Interests of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable. As of the Closing Date, there are no Unrestricted Subsidiaries.
(d)    Except as set forth on Schedule 4.1(d) to this Agreement, as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Restricted Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. As of the Closing Date, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
4.2    Due Authorization; No Conflict.

(a)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(b)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, the Governing Documents of any Loan Party or its Restricted Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Restricted Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Restricted Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
4.3    Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and immaterial registrations, consents, approvals, notices or other actions the failure to obtain which could not reasonably be expected to be adverse to the interests of any member of the Lender Group, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.
4.4    Binding Obligations; Perfected Liens.
(a)    Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)    Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations) and (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and first priority Liens, subject only to Permitted Liens.
4.5    Title to Assets; No Encumbrances. Each of the Loan Parties and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) assets disposed of since the date of such financial statements to the extent permitted hereby and (ii) such defects in title or interests as could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens.
4.6    Litigation.
(a)    There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Restricted Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
(b)    Additionally, except as disclosed in writing to the Agent and the Lenders, there is no pending or, to the knowledge of any Loan Party or any of its Restricted Subsidiaries, threatened (in writing) action or proceeding instituted against any Loan Party or any Restricted Subsidiary which seeks to adjudicate any Loan Party or any Restricted Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.
4.7    Compliance with Laws. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
4.8    No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Restricted Subsidiaries that have been delivered by Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2022, no event, circumstance, or change has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.
4.9    Solvency.
(a)    The Loan Parties, when taken as a whole, are Solvent.
(b)    No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
4.10    Employee Benefits.
(a)    Except as set forth on Schedule 4.10 (as such Schedule may be updated from time to time, without the consent of any Lender or Agent, to include retirement and severance plans that are required by a Governmental Authority outside of the United States so long as such updated Schedule is delivered together with written notice thereof to Agent), no Loan Party, none of their Restricted Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
(b)    Each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan.
(c)    Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter provided under a volume submitted program. To the knowledge of each Loan Party and the ERISA Affiliates, nothing has occurred which would prevent, or cause the loss of, such qualification.
(d)    There has been no failure to satisfy the “minimum funding standard” under Sections 412 or 430 of the IRC or Sections 302 or 303 of ERISA with respect to any Pension Plan, or excise tax imposed under Section 4971 of the IRC.
(e)    The present value of all benefits vested under each Pension Plan (based on the assumptions used to fund such Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Pension Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Effect.
(f)    No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan.
(g)    No Termination Event exists or has occurred that would result in an Event of Default under Section 8.12.
(h)    No Loan Party or ERISA Affiliate has had a partial or complete withdrawal from a Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Effect or an Event of Default under Section 8.12.
(i)    No Loan Party or ERISA Affiliate has incurred any liability as a result of a Multiemployer Plan being insolvent that could reasonably be expected to result in a Material Adverse Effect.
(j)    No Loan Party, nor any of its Subsidiaries, maintains or contributes to any Canadian Defined Benefit Plan nor has any liabilities or obligations in respect of a Canadian Defined Benefit Plan that has been terminated or wound up other than a Canadian Multi-Employer Plan. Except as set forth on Schedule 4.10, as of the Closing Date, no Loan Party, nor any of their Subsidiaries, maintains or contributes to any Canadian Pension Plan. Each Canadian Pension Plan is, and has been maintained in compliance to the Income Tax Act, all applicable pension benefit and other laws and the terms of each such Canadian Pension Plan, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
4.11    Environmental Condition. Except as set forth on Schedule 4.11 to this Agreement, (a) to the Borrower’s knowledge, no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been used by a Loan Party, its Restricted Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to the Borrower’s knowledge no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Restricted Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (d) no Loan Party nor any of its Restricted Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
4.12    Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Restricted Subsidiaries) furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Restricted Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender are, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.
4.13    Patriot Act; Canadian AML and Anti-Terrorism Laws. To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance in all material respects with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and all applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation.
4.14    Indebtedness. Set forth on Schedule 4.14 to this Agreement is a true and complete list of all Indebtedness of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date (other than Permitted Indebtedness described in clauses (a) and (c) through (aa) of such definition) that is to remain outstanding immediately after the Closing Date. No such Indebtedness described on Schedule 4.14 is for borrowed money.
4.15    Payment of Taxes. All federal income and other material Tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other material Taxes upon a Loan Party and its Restricted Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable unless subject to Permitted Protest. Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. The Borrower does not know of any proposed Tax assessment against a Loan Party or any of its Restricted Subsidiaries that is not subject to Permitted Protest.

4.16    Margin Stock. Neither any Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock or, as of the Closing Date, owns or carries any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
4.17    Governmental Regulation. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18    OFAC; Sanctions; Procedures. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender or other individual or entity participating in any transaction).
4.19    Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or its Restricted Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or its Restricted Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a Material Adverse Effect and (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect. None of any Loan Party or its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state, foreign, or provincial law, which remains unpaid or unsatisfied, except to the extent a failure to pay or satisfy such liability or obligation could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of each Loan Party and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20    Material Canadian Real Property. The Loan Parties and their Restricted Subsidiaries do not own any Material Canadian Real Property.
4.21    Leases. Each Loan Party and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Restricted Subsidiaries exists under any of them.
4.22    [Reserved].
4.23    [Reserved].
4.24    [Reserved].
4.25    [Reserved].
4.26    [Reserved].
5.    AFFIRMATIVE COVENANTS.
The Borrower covenants and agrees that, until the payment in full of the Obligations:
5.1    Financial Statements, Reports, Certificates. Borrower (a) will deliver to Agent, with copies to each Lender, as soon as available, but in any event within forty-five days after the end of each Fiscal Quarter of the Borrower, a Compliance Certificate, (b) agrees that no Restricted Subsidiary of a Loan Party will have a Fiscal Year different from that of Borrower, (c) agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP, (d) agrees that it will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Restricted Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent and (e) will deliver to the Agent written notice of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto, promptly (and in any event within five Business Days) after any responsible officer of the Borrower or any Restricted Subsidiary obtains actual knowledge thereof.
5.2    [Reserved].
5.3    Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.4    Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).

5.5    Taxes. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, other than to the extent that such Tax is the subject of a Permitted Protest.
5.6    Insurance. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, at Borrower’s expense, maintain insurance respecting each of each Loan Party’s and its Restricted Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in the same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Agent (it being agreed that, as of the Closing Date, AIG, Lloyd’s of London, Travelers Insurance and Zurich are acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrower in effect as of the Closing Date are acceptable to Agent). All property insurance policies in respect of the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Restricted Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining, monitoring or arranging payment for any of the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agent prompt notice of any loss exceeding $5,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Restricted Subsidiaries. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
5.7    Inspection.
(a)    Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of the Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrower and during regular business hours, at Borrower’s expense.
(b)    [Reserved].
(c)    [Reserved].

5.8    Compliance with Laws. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.9    Environmental. Each Loan Party will, and will cause each of its Restricted Subsidiaries to,
(a)    Keep any property either owned or operated by any Loan Party or its Restricted Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, other than, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect,
(b)    Comply with Environmental Laws, other than Environmental Laws the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,
(c)    (i) Promptly notify Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Restricted Subsidiaries and (ii) take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, other than, in each case, to the extent that the failure to do so could not reasonably be expected to result in the imposition of liability in excess of $10,000,000 or require Remedial Action in excess of $10,000,000, and
(d)    Promptly, but in any event within five Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Restricted Subsidiaries, (ii) commencement of any material Environmental Action or written notice that a material Environmental Action will be filed against a Loan Party or its Restricted Subsidiaries, and (iii) written notice of a material violation, citation, or other administrative order from a Governmental Authority.
5.10    Disclosure Updates. Each Loan Party will, promptly and in no event later than five Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
5.11    Formation of Subsidiaries; Designation.
(a)    Each US Loan Party will, at the time that any US Loan Party forms any direct or indirect Restricted Subsidiary, acquires any direct or indirect Restricted Subsidiary after the Closing Date, or at any time when any direct or indirect Restricted Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, within fourteen days (with respect to a Domestic Subsidiary) or thirty days (with respect to a Foreign Subsidiary) of such event (or such later date as permitted by Agent in its sole discretion) (i) unless such Subsidiary is an Excluded Subsidiary (US), cause such new Restricted Subsidiary to provide to Agent a joinder to the Guaranty and Security Agreement, in each case, together with such other security agreements (other than as to Real Property), as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that for the avoidance of doubt, a FSHCO can be a guarantor subject to the other limitations in this Section 5.11 with respect to the pledging of 65% of the voting Equity Interests it owns in any CFC or other FSCHO provided, further, that for the avoidance of doubt, no such limitation applies to the other interests in any CFC or other FSCHO, (ii) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the applicable Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of a Loan Party that is a CFC or a FSHCO (and none of the Equity Interests of any Subsidiary of such CFC or FSHCO) shall be required to be pledged, and (iii) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued by a Loan Party pursuant to this Section 5.11(a) shall constitute a Loan Document.
(b)    Each Canadian Loan Party will, at the time that any Canadian Loan Party forms any direct or indirect Restricted Subsidiary, acquires any direct or indirect Restricted Subsidiary after the Closing Date, or at any time when any direct or indirect Restricted Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, within fourteen days (with respect to a Subsidiary organized under the laws of Canada or any province or territory thereof) or thirty days (with respect to a Foreign Subsidiary organized under the laws of any jurisdiction other than Canada) of such event (or such later date as permitted by Agent in its sole discretion) (i) unless such Subsidiary is an Excluded Subsidiary (Canadian), cause such new Restricted Subsidiary to provide to Agent a joinder to the applicable Guaranty and Security Agreement, in each case, together with such other security agreements (other than as to Real Property) as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); (ii) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the applicable Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; and (iii) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued by a Loan Party pursuant to this Section 5.11(b) shall constitute a Loan Document.
(c)    Any newly acquired or formed Subsidiary shall be deemed a Restricted Subsidiary unless designated by the Borrower as an Unrestricted Subsidiary in accordance with the terms of this Section 5.11. The Borrower may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary or designate or redesignate any Restricted Subsidiary or a newly created or acquired Subsidiary as an Unrestricted Subsidiary, if each of the following conditions are satisfied: (i) immediately before and after giving effect to such designation or redesignation, no Default or Event of Default shall exist and be continuing; and (ii) if such designation or redesignation is to make an Unrestricted Subsidiary a Restricted Subsidiary, the Borrower shall deliver to the Agent each of the applicable items required in Section 5.11(a) and (b) above, within the time requirements set forth therein. If such designation or redesignation is to make a Restricted Subsidiary an Unrestricted Subsidiary or to designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary (other than as permitted under Section 5.11(d) below), the Borrower can demonstrate compliance with Sections 6.1 – 6.4, 6.6, 6.7 and 6.9 as of the date of such designation or redesignation, assuming such designation or redesignation had not been made, in such detail as is reasonably acceptable to the Agent; provided that (A) only two such designations may be made as to any particular Subsidiary, and (B) such designation shall be made effective as of a Fiscal Quarter end.
(d)    Notwithstanding the foregoing, the Borrower may designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary if (i) such Subsidiary was acquired pursuant to, or formed in connection with, a Permitted Acquisition and has not been otherwise designated as a Restricted Subsidiary, (ii) such designation is made immediately following or concurrently with the acquisition or formation of such Subsidiary, and (iii) within 30 days after such acquisition or formation, such Subsidiary becomes a Joint Venture as a result of the sale, transfer, conveyance, redemption, repurchase, conversion or other disposition of Equity Interests in such Subsidiary in compliance with the terms of this Agreement. For the avoidance of doubt, the conditions set forth in Section 5.11(a) and Section 5.11(b) shall not be required to be satisfied in connection with any designation pursuant to this clause (d).
(e)    The Borrower shall deliver to the Agent, within 20 Business Days after any such designation, a certificate of the Borrower stating the effective date of such designation and stating that the applicable foregoing conditions have been satisfied.
(f)    Notwithstanding anything herein to the contrary: (i) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be or is treated as a “restricted subsidiary” for purposes of any other credit agreement, indenture or similar agreement (other than the Loan Documents), and such Subsidiary shall be, for all purposes under the Loan Documents, a Restricted Subsidiary; (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time, and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary unless the Payment Conditions are met.
5.12    Further Assurances.
(a)    Each US Loan Party will, and will cause each of the other US Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfection or to better perfect Agent’s Liens in all of the assets of each of the US Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral pursuant to Section 3 of the applicable Guaranty and Security Agreement but subject to clause (c) below), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to any Subsidiary of a Loan Party that is a CFC (unless such Subsidiary has guaranteed or is otherwise liable for any Other Debt); provided, further, that the foregoing shall not require any FSHCO to pledge more than 65% of the voting Equity Interests it owns in any CFC or other FSCHO (unless such FSHCO has pledged more than 65% of the voting Equity Interests it owns in any CFC or other FSCHO to secure any Other Debt); provided, however, for the avoidance of doubt, a FSHCO may pledge 100% of the other interests in any CFC or other FSCHO (and, for the avoidance of doubt, shall pledge whatever other interests it has pledged to secure such Other Debt to secure the Obligations subject to the terms of the ABL Intercreditor Agreement and the Notes Intercreditor Agreement). To the maximum extent permitted by applicable law, if the Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 5 Business Days following the request to do so, the Borrower and each other US Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each US Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the US Guarantors (and any other Person that has guaranteed Other Debt pursuant to the Secured Notes Documents or otherwise) and are secured by substantially all of the assets of the US Loan Parties (and of each other Person that has guaranteed, or is otherwise liable for, Other Debt), including all of the outstanding capital Equity Interests of each Loan Party (other than the Borrower) and its Restricted Subsidiaries (and any other Subsidiaries in the case of such Person that has guaranteed, or is otherwise liable for Other Debt pursuant to the Secured Notes Documents or otherwise) (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the applicable Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement subject to clause (c) below). For the avoidance of doubt, nothing herein shall require the Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests in the collateral, (except for the safe custody of any collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Documents), and such responsibility shall be solely that of the Loan Parties.
(b)    Each Canadian Loan Party will, and will cause each of the other Canadian Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all Additional Documents that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Canadian Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral pursuant to Section 3 of the applicable Guaranty and Security Agreement but subject to clause (c) below), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Canadian Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 5 Business Days following the request to do so, each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Canadian Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Canadian Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Foreign Subsidiary Guarantors (and any other Foreign Subsidiary that has guaranteed Other Debt pursuant to the Secured Notes Documents or otherwise) and are secured by substantially all of the assets of the Canadian Loan Parties (and of each other Foreign Subsidiary that has guaranteed, or is otherwise liable for, Other Debt), including all of the outstanding capital Equity Interests of each Canadian Loan Party and its Restricted Subsidiaries (and any other Foreign Subsidiaries in the case of such Foreign Subsidiary that has guaranteed or is otherwise liable for, Other Debt) (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the applicable Guaranty and Security Agreement) pursuant to Section 3 of the applicable Guaranty and Security Agreement subject to clause (c) below).
(c)    Notwithstanding anything in this Agreement or in any other Loan Document to the contrary (including Section 3 of any applicable Guaranty and Security Agreement), the Loan Parties shall at all times cause the Obligations to be guaranteed and secured by each Person (and by such

Person’s assets (other than Real Property unless agreed by all the Lenders in accordance with this Agreement, the Notes Intercreditor Agreement and the ABL Intercreditor Agreement)) to the same extent any Other Debt is guaranteed or secured by such Person (and by such Person’s assets), in each case, subject to the terms and conditions of the ABL Intercreditor Agreement and the Notes Intercreditor Agreement.
5.13    [Reserved].
5.14    Chief Executive Office. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep their respective chief executive offices (and registered offices in the case of Canadian Loan Parties) only at the locations identified on Schedule 7 to the Guaranty and Security Agreement (as updated with no less than ten days’ prior written notice to Agent).
5.15    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
5.16    Canadian Compliance. In addition to and without limiting the generality of Section 5.8, the Borrower will, and will cause each of its Restricted Subsidiaries to, (a) comply with applicable provisions and funding requirements of the Income Tax Act and applicable federal or provincial pension benefits legislation with respect to all Canadian Pension Plans except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) furnish to Agent upon Agent’s written request such additional information about any Canadian Pension Plan for which Borrower or its Restricted Subsidiaries would reasonably expect to incur any material liability. All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of Canadian statutory benefit plans that Borrower or any of its Restricted Subsidiaries is required to participate in or comply with, including the Canada Pension Plan or Quebec Pension Plan as maintained by the Government of Canada or Province of Quebec, respectively, and plans administered pursuant to applicable workplace safety insurance and employment insurance legislation will be paid or remitted by each such Person in accordance with the terms thereof, any agreements relating thereto and all applicable laws except to the extent that any amount so payable is subject to a Permitted Protest and a Canadian Priority Payables Reserve for such amount has been established.
5.17    Compliance with ERISA and the IRC.
(a)    Except for matters that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, in addition to and without limiting the generality of Section 5.8, each Loan Party will, and will cause each of its Subsidiaries to (a) comply with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (b) without the prior written consent of Agent and the Supermajority Lenders, not take any action or fail to take action the result of which could reasonably be expected to result in a Loan Party or ERISA Affiliate incurring a liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not participate in any prohibited transaction that could result in civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, and (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under the IRC (including Section 4980B of the IRC). Each Loan Party will, and will cause each of its Subsidiaries to furnish to Agent upon Agent’s written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan except as could not reasonably be expected to result in material liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all material premiums required pursuant to ERISA.
(b)    As soon as possible and in any event (i) within 30 days after a Loan Party or any ERISA Affiliate knows that any Termination Event described in clause (a) of the definition of Termination Event has occurred, and (ii) within 10 days after the Loan Party or any ERISA Affiliate knows that any other Termination Event has occurred, the Loan Party shall provide to Agent a statement of an authorized officer of the Loan Party describing such Termination Event and the action, if any, which the Loan Party or any ERISA Affiliate proposes to take with respect thereto.
(c)    Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any ERISA Affiliate from the PBGC, the Loan Party shall provide to Agent copies of each notice received by the Loan Party or any such ERISA Affiliate of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan.
(d)    Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor, the Loan Party shall provide to Agent a copy of each notice received by the Loan Party or any ERISA Affiliate concerning the imposition or amount of Withdrawal Liability imposed on the Loan Party or any ERISA Affiliate pursuant to Section 4202 of ERISA.
5.18    [Reserved].
5.19    Post-Closing Undertakings. The Borrower shall, or shall cause each of its Restricted Subsidiaries, within the time periods specified on Schedule 5.19 (as such time periods may be extended by the Agent in its sole discretion), to take the actions, deliver the documents and comply with the provisions set forth in Schedule 5.19.
6.    NEGATIVE COVENANTS.
The Borrower covenants and agrees that, until the payment in full of the Obligations:
6.1    Indebtedness. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.2    Liens. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.3    Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,

(a)    Other than in order to consummate a Permitted Acquisition, enter into any merger, amalgamation, arrangement, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation solely between or among US Loan Parties; provided, that the Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger or amalgamation solely between or among Canadian Loan Parties, (iii) any merger or amalgamation between a Loan Party and a Restricted Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iv) any merger or amalgamation between Restricted Subsidiaries of any Loan Party that are not Loan Parties,
(b)    liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Restricted Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than the Borrower) or any of its wholly-owned Restricted Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Restricted Subsidiary of any Loan Party that is not a Loan Party (other than any such Restricted Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Restricted Subsidiary are transferred to a Restricted Subsidiary of a Loan Party that is not liquidating or dissolving,
(c)    suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction otherwise expressly permitted under this Agreement, or
(d)    change its classification/status for United States federal income tax purposes if such change reasonably could be expected to adversely affect the Lenders.
6.4    Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (it being understood and agreed that a designation of a Subsidiary as an Unrestricted Subsidiary is deemed to be a disposition by its equity holder of assets).
6.5    Nature of Business. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party and its Restricted Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.
6.6    Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,
(a)    Except in connection with any Refinancing Indebtedness, as permitted by Section 6.1,
(i)    optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Restricted Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) the Obligations (as defined in the ABL Credit Agreement) in accordance with the ABL Credit Agreement, (C) Permitted Intercompany Advances, (D) the Secured Notes; provided that, with respect to this clause (D), no Loan Party shall be permitted to optionally prepay, redeem, defease, purchase, or otherwise acquire any Secured Notes with the proceeds of any Refinancing Indebtedness in respect thereof, or (E) other Indebtedness so long as the Payment Conditions are satisfied,
(ii)    make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(b)    Directly or indirectly, amend, modify, or change any of the terms or provisions of:
(i)    any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under clauses (f), (g), (s) or (v) of the definition of Permitted Indebtedness if (A) the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders or (B) such amendment, modification or change is prohibited by the intercreditor or subordination terms applicable to such Indebtedness, or
(ii)    the Governing Documents of any Loan Party or any of its Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.
6.7    Restricted Payments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law,
(a)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to former employees, officers, or directors of Borrower (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Borrower held by such Persons; provided, that the aggregate amount of such redemptions made by Borrower from and after the Closing Date does not exceed $10,000,000 in the aggregate,
(b)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to former employees, officers, or directors of Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Borrower on account of repurchases of the Equity Interests of Borrower held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Borrower,
(c)    [reserved],
(d)    (i) any US Loan Party may make Restricted Payments to any other US Loan Party, (ii) any Canadian Loan Party may make Restricted Payments to any other Canadian Loan Party, (iii) the US Loan Parties may make Restricted Payments to Restricted Subsidiaries that are not US Loan Parties so long as the funds or other property so distributed are immediately applied to make further Restricted Payments to US Loan Parties, (iv) the Canadian Loan Parties may make Restricted Payments to Restricted Subsidiaries that are not Canadian Loan Parties so long as the funds or other property so distributed are immediately applied to make further Restricted Payments to Canadian Loan Parties, and (v) the Restricted Subsidiaries that are not Loan Parties may make Restricted Payments to other Restricted Subsidiaries that are not Loan Parties, and

(e)    other Restricted Payments by the Borrower so long as the Payment Conditions are satisfied.
6.8    Accounting Methods. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, modify or change its Fiscal Year or its method of accounting (other than as may be required to conform to GAAP).
6.9    Investments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.
6.10    Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Restricted Subsidiaries except for:
(a)    transactions between such Loan Party or its Restricted Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Restricted Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Loan Party or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,
(b)    any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Restricted Subsidiaries so long as it has been approved by such Loan Party’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,
(c)    the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party or one of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice so long as it has been approved by such Loan Party’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,
(d)    (i) transactions solely among US Loan Parties, (ii) transactions solely among Canadian Loan Parties, and (iii) transactions solely among Restricted Subsidiaries of Loan Parties that are not Loan Parties,
(e)    transactions permitted by Section 6.3, Section 6.7, or Section 6.9,
(f)    agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Restricted Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Restricted Subsidiaries to any Loan Party.
6.11    Use of Proceeds. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than to fund the Closing Cash Amount (as defined in the Canadian Acquisition Agreement); provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any other purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan will be used, directly or to Borrower’s knowledge, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) no part of the proceeds of any Loan will be used, directly or to Borrower’s knowledge, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
6.12    Limitation on Issuance of Equity Interests. Except for the issuance or sale of Qualified Equity Interests by Borrower, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, issue or sell any of its Equity Interests other than issuances and sales to a Loan Party or a Restricted Subsidiary thereof or issuances expressly permitted by Section 6.7 or Section 6.9; provided that, for the avoidance of doubt, this Section 6.12 shall not prohibit a Permitted Disposition of a Restricted Subsidiary.
6.13    Material Canadian Real Property. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, own or otherwise acquire any Material Canadian Real Property unless simultaneously therewith a security interest securing the Obligations is granted on such Material Canadian Real Property in favor of the Agent, documented in form and substance reasonably satisfactory to the Agent.
6.14    Immaterial Subsidiaries. Each Loan Party will not permit any Immaterial Subsidiary to guarantee or otherwise become liable for any Other Debt of the Borrower or any other Loan Party unless such Immaterial Subsidiary is also a Guarantor.
6.15    Employee Benefits. Except for matters which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower will not, and will not permit any of its Restricted Subsidiaries to:
(a)    Terminate, or permit any ERISA Affiliate who is a Subsidiary of a Loan Party to terminate, any Pension Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC;
(b)    Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Pension Plan, agreement relating thereto or applicable Law, any Loan Party or ERISA Affiliate is required to pay;
(c)    Permit to exist, or allow any ERISA Affiliate to permit to exist, any failure to satisfy the “minimum funding standard” under Sections 412 or 430 of the IRC or Sections 302 or 303 of ERISA with respect to any Pension Plan;
(d)    Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or (2) any employee benefit plan, other than a multiemployer plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC;
(e)    Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any multiemployer plan;

(f)    Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Pension Plan under the IRC;
(g)    Engage, or permit any ERISA Affiliate to engage, in any transaction in connection with which the Loan Party or ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the IRC; or
(h)    Incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Pension Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.
6.16    Canadian Employee Benefits. The Borrower will not, or will not permit any of its Restricted Subsidiaries to:
(a)    establish, maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Plan or amalgamate with any Person if such Person, sponsors, administers, contributes to, participates in or has any liability in respect of, any Canadian Defined Benefit Plan other than a Canadian Multi-Employer Plan,
(b)    terminate any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to result in a Material Adverse Effect, or
(c)    fail to make full payment when due of any amounts, under the provisions of any Canadian Pension Plan, any agreement relating thereto or applicable law if such failure would reasonably be expected to result in a Material Adverse Effect.
6.17    [Reserved].
6.18    Anti-Layering. Neither the Borrower nor any other Loan Party will incur any Indebtedness which is (i) secured by the Collateral on a pari passu or senior basis or (ii) pari passu or senior in any respect in right of payment to the Obligations other than (a) the Secured Notes, (b) the ABL Obligations (including any Refinancing Indebtedness with respect thereto) and (c) Indebtedness of the type specified in clause (c) of the definition of Permitted Indebtedness expressly permitted pursuant to Section 6.1.
7.    FINANCIAL COVENANTS.
The Borrower covenants and agrees that, until the payment in full of the Obligations, Borrower will maintain a Fixed Charge Coverage Ratio, calculated for each 12 month period ending on the first day of any Covenant Testing Period (as defined in the ABL Credit Agreement) and the last day of each fiscal quarter occurring until the end of any Covenant Testing Period (as defined in the ABL Credit Agreement) (including the last day thereof), in each case of at least 1.00 to 1.00.
8.    EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1    Payments. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days or (b) all or any portion of the principal of the Loans; provided that any failure by the Borrower to make any payment hereunder resulting from a failure by the Agent to provide in writing upon the request of the Borrower made at least ten (10) Business Days prior to the due date for any such payment (whether consisting of interest, fees, charges or other amounts (including principal)) either (i) payment and/or wiring instructions for any Lender or (ii) confirmation that there have been no changes to such payment and/or wiring instructions from what was previously provided, in each case, no later than three (3) Business Days prior to the due date for any such payment shall only constitute a Default or an Event of Default if the Borrower fails to make such payment no later than the later of (x) the receipt by Borrower of such corresponding payment and/or wiring instructions from the Agent and (y) the due date for such payment as otherwise set forth in this Agreement; provided, further, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrower shall be permitted to rely on the most recently delivered Register, list of Lenders and/or wire instructions delivered to the Borrower and no Default or Event of Default shall occur in respect of any payment made under this Agreement or any other Loan Document by any Loan Party (whether consisting of interest, fees, charges or other amounts (including principal)) if made in accordance with such Register, list of Lenders and/or wire instructions most recently received;
8.2    Covenants. If any Loan Party or any of its Restricted Subsidiaries:
(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2(a), 5.3 (solely if the Borrower is not in good standing in its jurisdiction of organization), 5.6, or 5.7 (solely if the Borrower refuses to allow Agent or its representatives or agents to visit the Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of the Borrower), 5.10 or 5.11 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement or (iv) Section 8 of the Guaranty and Security Agreement;
(b)    fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if the Borrower is not in good standing in its jurisdiction of organization), 5.5, 5.8, 5.12, 5.13 or 5.14 of this Agreement and such failure continues for a period of ten days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower, or (ii) the date on which written notice thereof is given to Borrower by Agent; or
(c)    fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower, or (ii) the date on which written notice thereof is given to Borrower by Agent;
8.3    Judgments. If one or more judgments, orders, orders to pay issued by a Canadian Governmental Authority, or awards for the payment of money involving an aggregate amount of $25,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.4    Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries;
8.5    Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries and any of the following events occur: (a) such Loan Party or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.6    Default Under Other Agreements. If there is a default in or under (i) the ABL Credit Agreement, (ii) the Secured Notes or (iii) one or more other agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness involving an aggregate amount of $25,000,000 or more, and such default (x) occurs at the final maturity of the obligations thereunder, or (y) is beyond any applicable grace periods therefor and results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder; provided that, notwithstanding anything herein to the contrary, any Event of Default (as defined in the ABL Credit Agreement) that has been cured or waived by the Supermajority Lenders or Requisite Lenders (each as defined in the ABL Credit Agreement), as applicable, shall not constitute an Event of Default under this Agreement;
8.7    Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
8.8    Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is materially limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;
8.9    Security Documents. If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens or possessory in nature, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (a) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to ABL Collateral the aggregate value of which, for all such ABL Collateral, does not exceed at any time, $2,200,000, (c) with respect to Secured Notes Collateral, the aggregate value of which, for all such Secured Notes Collateral, does not exceed at any time, $25,000,000, (d) as the result of an action or failure to act on the part of Agent, and (e) to the extent such Lien is intended be subordinated to the Permitted Liens under clauses (v) and (aa) of the definition thereof securing the Secured Notes and ABL Credit Agreement, in each case, pursuant to, and in accordance with, the Notes Intercreditor Agreement and the ABL Intercreditor Agreement, as applicable;
8.10    Loan Documents. The validity or enforceability of any Loan Document or any material provision therein shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or
8.11    Change of Control. A Change of Control shall occur; or
8.12    ERISA. The occurrence of any of the following events: (a) any Termination Event shall have occurred, and, 30 days after the occurrence of such Termination Event, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Pension Plan termination or liability for withdrawal from the Pension Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expected to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $25,000,000 or (b) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in an annual amount in excess of $25,000,000 in the aggregate.
8.13    Intercreditor Agreements. The ABL Intercreditor Agreement or Notes Intercreditor Agreement shall, for any reason, except to the extent permitted in accordance with the terms hereof or thereof, (i) cease to be in full force and effect, (ii) cease to be valid, binding and enforceable in accordance with its terms against the Borrower, any other Loan Party, or any other party thereto, (iii) shall be repudiated by any party thereto, or (iv) shall cease to establish the relative lien priorities required or purported thereby.
9.    RIGHTS AND REMEDIES.
9.1    Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Supermajority Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)    by written notice to Borrower, declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower;
(b)    [reserved]; and

(c)    exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by the Borrower.
9.2    Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
10.    WAIVERS; INDEMNIFICATION.
10.1    Demand; Protest; etc. The Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which the Borrower may in any way be liable.
10.2    The Lender Group’s Liability for Collateral. The Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code or the PPSA, as applicable, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.
10.3    Indemnification. The Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons and the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other costs and expenses incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrower shall not be liable for costs and expenses (including attorneys’ fees) of any Lender incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party or any

Affiliate thereof, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party or any Affiliate thereof; it being understood and agreed that the indemnification in this clause (a) shall extend to GLAS USA LLC and its Affiliates in their respective capacity as Agent or any other similar capacity (but not the Lenders unless the dispute involves an act or omission of a Loan Party or any Affiliate thereof) relative to disputes between or among GLAS USA LLC (or one or more of its Affiliates) on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document or the making of any Loans hereunder, or the use of the proceeds of the Loans provided hereunder (irrespective of whether any Indemnified Person is a party thereto and irrespective of whether such investigation, litigation, or proceeding is brought by any Loan Party, any of its Affiliates, any Indemnified Party or any other Person), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, the Borrower shall not have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR SEVERAL. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.
11.    NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	c/o Forum Energy Technologies, Inc. 920 Memorial City Way, Suite 1000
Houston, Texas
77024
Attn: General Counsel
Fax No. (713) 583-9346

with copies to:	Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, TX 77002 Attn: Chad Nichols Tel.: (346) 718-6615 Email: cnichols@gibsondunn.com
If to Agent:	GLAS USA LLC
3 Second Street, Suite 206
Jersey City, NJ 07311 Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency; tmgus@glas.agency

with copies to:	Milbank LLP
55 Hudson Yards
New York, NY 10001
Attn: Spencer Pepper
Email: SPepper@milbank.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR

THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). THE BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)    (i)    NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, ANY LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE,

COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
(ii)    NO CLAIM MAY BE MADE BY AGENT OR ANY LENDER AGAINST ANY LOAN PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE AGENT AND EACH LENDER HEREBY WAIVE, RELEASE, AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT, for the avoidance of doubt, nothing contained in this clause (ii) shall limit any Loan Party’s indemnification, hold harmless or reimbursement obligations to extent set forth in Section 10.3 to the extent such special, indirect, consequential, punitive or exemplary damages or losses are included in any third party claim in which such Indemnified Person is otherwise entitled to indemnification, hold harmless or reimbursement hereunder.
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1    Assignments and Participations.
(a)    (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
(A)    Borrower; provided, that no consent of Borrower shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate of a Lender or a Related Fund or a Permitted Transferee; provided further, that Borrower shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five Business Days after having received notice thereof; and
(B)    Agent.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    [reserved],

(B)    no assignment may be made to a Loan Party, any Affiliate of a Loan Party or any Subsidiary of a Loan Party,
(C)    the amount of the Loans and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, a Related Fund or a Permitted Transferee,
(D)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
(E)    the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrower and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(F)    unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
(G)    [reserved].
(b)    From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15.
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Loans arising therefrom. The Loans allocated to each Assignee shall reduce such Loans of the assigning Lender pro tanto.
(e)    Any Lender may, without the consent of any other party to this Agreement, at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Loans, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Loans, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) [reserved], (vi) no participation shall be sold to a Loan Party, an Affiliate of a Loan Party, or any Sponsor Affiliated Entity, and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
(f)    In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(g)    Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Loans to an Affiliate of such Lender, a Related Fund or a Permitted Transferee (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Loans to an Affiliate of such Lender, a Related Fund or a Permitted Transferee, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a register comparable to the Register.
(i)    In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(j)    Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrower from time to time as Borrower may reasonably request.
(k)    A Loan Party shall not be required to pay any amounts pursuant to Section 16.1 on account of an Indemnified Tax in respect of a payment to or for the benefit of an Assignee or a Participant in excess of the amounts that would have been payable by the Loan Party pursuant to Section 16.1 on account of an Indemnified Tax had no such assignment been made or participation been sold.
13.2    Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release the Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by the Borrower is required in connection with any such assignment.
13.3    Intercreditor Matters. The Agent is hereby authorized to enter into any other usual and customary intercreditor agreements to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each such intercreditor agreement is binding upon them. Each member of the Lender Group (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the intercreditor agreements and (b) hereby authorizes and instructs the Agent to enter into usual and customary intercreditor agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, but in conformance with the terms hereof, each member of the Lender Group hereby authorizes the Agent to enter into (i) any amendments to any intercreditor agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i), and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 6.2 of this Agreement. Each member of the Lender Group waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
13.4    [Reserved].
14.    AMENDMENTS; WAIVERS.
14.1    Amendments and Waivers.
(a)    No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom,

shall be effective unless the same shall be in writing and signed by the Supermajority Lenders (or by Agent at the written request of the Supermajority Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(i)    [reserved],
(ii)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)    reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.5(c) (which waiver shall be effective with the written consent of the Supermajority Lenders)),
(iv)    amend, modify, or eliminate this Section 14.1 or any provision of this Agreement providing for consent or other action by all Lenders,
(v)    amend, modify, or eliminate Section 3.1,
(vi)    amend, modify, or eliminate Section 15.11,
(vii)    other than as permitted by Section 15.11 or in connection with Permitted Indebtedness incurred pursuant to clauses (s) or (aa) of the definition thereof, release or contractually subordinate Agent’s Lien in and to any of the Collateral,
(viii)    amend, modify, or eliminate the definitions of “Supermajority Lenders” or “Pro Rata Share”,
(ix)    other than in connection with a merger, amalgamation, arrangement, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release the Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
(x)    amend, modify, or eliminate any of the provisions of Section 2.3(b)(i), (ii) or (iii) or Section 2.3(d) or (e), or
(xi)    amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties, Affiliates of a Loan Party, or Sponsor Affiliated Entities;
(b)    No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(i)    [reserved],

(ii)    any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Supermajority Lenders, or
(iii)    [reserved].
(c)    [reserved];
(d)    [reserved];
(e)    [reserved]; and
(f)    Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.
14.2    [Reserved].
14.3    No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by the Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.    AGENT; THE LENDER GROUP.
15.1    Appointment and Authorization of Agent. Each Lender hereby designates and appoints GLAS USA LLC as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
15.2    Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
15.3    Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan or other extension of credit was not authorized by the Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.

15.4    Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Supermajority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
15.5    Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Supermajority Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
15.6    Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to the Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.
15.7    Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such Lender Group Expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such Lender Group Expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
15.8    Agent in Individual Capacity. GLAS USA LLC and its Affiliates may make loans to, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though GLAS USA LLC were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, GLAS USA LLC or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.
15.9    Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Supermajority Lenders) and Borrower (unless such notice is waived by Borrower or a Default or Event of Default has occurred and is continuing). If Agent resigns under this Agreement, the Supermajority Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Supermajority Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
15.10    Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
15.11    Collateral Matters.
(a)    The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the payment and satisfaction in full by the Loan Parties and their Restricted Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of in accordance with the Loan Documents if a release is required or desirable in connection therewith and, at the request of the Agent, if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Restricted Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Restricted Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Supermajority Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, or similar Insolvency Laws in any other relevant jurisdiction, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, the PPSA, including pursuant to Sections 9-610 or 9-620 of the Code, the PPSA or similar Insolvency Laws in any other relevant jurisdiction or any similar provision of the PPSA, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Supermajority Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Supermajority Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorize Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property.
(b)    Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Restricted Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) [reserved], (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.
15.12    Restrictions on Actions by Lenders; Sharing of Payments.
(a)    Each of the Lenders agrees that it shall not, without the express written consent of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Restricted Subsidiaries or any deposit accounts of any Loan Party or its Restricted Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against the Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)    If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in Same Day Funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
15.13    Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or the applicable provisions of the PPSA can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
15.14    Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of Same Day Funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
15.15    Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
15.16    No Risk of Funds. None of the provisions of this Agreement or the other Loan Documents shall be construed to require Agent in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the exercise of any of its rights or powers or the performance of any of its duties hereunder or thereunder.
15.17    Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Loans, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Loans. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.
15.18    Communications.    The Borrower and each Lender agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system (the "Platform"). The Platform is provided “as is” and “as available.” The Agent does not warrant the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Agent in connection with the Communications or the Platform. In no event shall the Agent have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent or any Lender by means of electronic communications, including through the Platform.
15.19    Quebec Security. In its capacity as Agent, for the purposes of holding any hypothec granted to Agent, GLAS USA LLC is hereby appointed and shall serve as the hypothecary representative for all present and future Lenders as contemplated by Article 2692 of the Civil Code of Québec. Any person who becomes a Lender shall, by its execution of an Assignment and Acceptance be deemed to have consented to and confirmed Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender all actions taken by Agent in such capacity. The substitution of Agent pursuant to the provisions of this Section 15 also constitute the substitution of the hypothecary representative.
15.20    Erroneous Payments.
(a)    If the Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 15.20 and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 15.20(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 15.20(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 15.20(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender and such commitments shall remain available in accordance with the terms of this Agreement.
(ii) Subject to Section 13.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 15.20 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 15.20 shall survive the resignation or replacement of the Agent, the termination of the commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
16.    WITHHOLDING TAXES.
16.1    Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required under applicable law, the applicable Loan Party or Agent, as the case may be, shall be entitled to make the requisite deduction or withholding and shall timely pay to the applicable Governmental Authority the full deducted or withheld amount in accordance with applicable law. After the payment of such Taxes by any Loan Party to a Governmental Authority as provided in this Section 16.1, such Loan Party shall furnish to Agent certified copies of tax receipts evidencing such payment by the Loan Parties or other evidence of payment by the Loan Parties reasonably acceptable to Agent. Furthermore, if any such Tax is an Indemnified Tax, the sum payable under this Agreement, any note, or any Loan Document by the Loan

Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 16.1) the recipient of such sum payable receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand. Without duplication of the foregoing, the Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement, any note, or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16.1) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including reasonable fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines would not have arisen but for the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.
16.2    Exemptions.
(a)    If a Lender is entitled to claim an exemption or reduction from United States federal withholding Tax (including backup withholding Tax), such Lender agrees to deliver to Agent and the Borrower one of the following before receiving its first payment under this Agreement:
(i)    if such Lender is entitled to claim an exemption from United States federal withholding Tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (or any successor forms) (with proper attachments as applicable);
(ii)    if such Lender is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States income tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E (or any successor forms), as applicable;
(iii)    if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States federal withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI (or any successor forms);
(iv)    if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States federal withholding Tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (or any successor forms) (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

(v)    a properly completed and executed copy of any other form or forms, including IRS Form W-9 (or any successor forms), as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States federal withholding or backup withholding Tax.
(b)    Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(c)    If a Lender claims an exemption from, or reduction of, withholding Tax (or other Indemnified Tax) in a jurisdiction other than the United States, such Lender shall deliver to Agent and Borrower any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding Tax (or other Indemnified Tax), but only if such Lender is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)    If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent at the time or times prescribed by law and at such time or times reasonably requested by Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent as may be necessary for Agent or Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount if any to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
16.3    Reductions. On or prior to the date of this Agreement, the Agent shall (and any successor or replacement Agent shall, on or before the date on which it becomes the Agent hereunder), deliver to the Borrower two duly executed originals of either (i) IRS Form W-9 or (ii) IRS Form W-8ECI or IRS Form W-8BEN-E (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), in each case, establishing that Borrower can make payments to the Agent without deduction or withholding of any United States federal withholding Tax, including Taxes imposed under FATCA. The Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
16.4    Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to this Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
17.    GENERAL PROVISIONS.
17.1    Effectiveness. This Agreement shall be binding and deemed effective when executed by the Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
17.2    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.3    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.5    [Reserved].
17.6    Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.7    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as

in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.
17.8    Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code or other Insolvency Laws relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group  related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.
17.9    [Reserved].
17.10    Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, the Loans or any fee or any other amount payable under this Agreement is outstanding or unpaid.

17.11    Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrower.
17.12    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
17.13    [Reserved].
17.14    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Loan Party hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Agent could purchase the Specified Currency with such other currency at any of the Agent’s offices in the United States of America on the Business Day preceding that on which final judgment is given. The obligations of the Loan Parties in respect of any sum due to any member of the Lender Group hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the Specified Currency, each Loan Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender and the Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the Specified Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 15.12, each Lender or Agent, as the case may be, agrees to promptly remit such excess to the Borrower.
17.15    [Reserved].
17.16    [Reserved].
17.17    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agent and its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
17.18    Force Majeure. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
17.19    [Reserved].

[Signature pages omitted.]